                                                                       Exhibit 4



                         REVOLVING CREDIT LOAN AGREEMENT

                                      among

                       MPW INDUSTRIAL SERVICES GROUP, INC.

                and its Subsidiaries and Affiliates Named Herein,

                                  BANK ONE, NA,

                               NATIONAL CITY BANK

                                       and

                                  BANK ONE, NA,

                                    as Agent




                          Dated as of November 2, 1998

                                TABLE OF CONTENTS

              (This Table of Contents is not part of this Agreement
                   and is only for convenience of reference.)


ARTICLE I

         DEFINITIONS

                  Section 1.1  Definitions....................................................1
                  Section 1.2  Use of Terms..................................................14
                  Section 1.3  Cross References; Headings....................................15
                  Section 1.4  Accounting Terms..............................................15

ARTICLE II

         AMOUNT AND TERMS OF COMMITMENT AND REVOLVING CREDIT LOANS

                  Section 2.1        Commitment..............................................15
                  Section 2.2        Notes...................................................16
                  Section 2.3        Notice of Loan Borrowing; Funding of Loans..............17
                  Section 2.4        Conversion and Continuation Options.....................18
                  Section 2.5        Optional Termination or Reduction of Commitment.........19
                  Section 2.6        Termination of Commitment...............................19
                  Section 2.7        Interest................................................20
                  Section 2.8        Fees....................................................21
                  Section 2.9        Prepayments.............................................22
                  Section 2.10       General Provisions as to the Loans and Payments and
                                     Funding of  Loans.......................................22
                  Section 2.11       Use of Proceeds.........................................23
                  Section 2.12       Loan Administration.....................................23
                  Section 2.13       Funding Losses..........................................24

ARTICLE III

         STANDBY LETTERS OF CREDIT

                  Section 3.1       Issuance of Standby L/Cs.................................24
                  Section 3.2       Participation of L/Cs....................................25
                  Section 3.3       Further Assurances.......................................26
                  Section 3.4       Obligations Absolute.....................................26


                                       (i)

ARTICLE IV

         CONDITIONS OF LENDING

                  Section 4.1       Conditions to Initial Transaction........................27
                  Section 4.2       Conditions to Each Transaction...........................29

ARTICLE V

         REPRESENTATIONS AND WARRANTIES

                  Section 5.1       Good Standing and Qualification..........................30
                  Section 5.2       Authority................................................30
                  Section 5.3       Binding Agreements.......................................30
                  Section 5.4       Litigation...............................................30
                  Section 5.5       No Conflicting Law or Agreement .........................31
                  Section 5.6       Taxes....................................................31
                  Section 5.7       Financial Statements.....................................31
                  Section 5.8       Adverse Developments.....................................31
                  Section 5.9       Existence of Assets and Title Thereto....................32
                  Section 5.10      Regulations S,T,U or X...................................32
                  Section 5.11      Compliance...............................................32
                  Section 5.12      Leases...................................................32
                  Section 5.13      Pension Plans............................................32
                  Section 5.14      Investment Company; Holding Company......................33
                  Section 5.15      No Insolvency............................................33
                  Section 5.16      Environmental Matters....................................33
                  Section 5.17      Accuracy of Information..................................33
                  Section 5.18      Assets for Conduct of Business...........................34
                  Section 5.19      Trade Relations..........................................34
                  Section 5.20      Contingent Obligations...................................34

ARTICLE VI

         AFFIRMATIVE COVENANTS

                  Section 6.1       Financial Statements.....................................34
                  Section 6.2       Certificates; Other Information..........................35
                  Section 6.3       Payment of Obligations...................................36
                  Section 6.4       Maintenance of Rights, Permits, Etc; Compliance
                                    with Law.................................................36
                  Section 6.5       Inspection of Property; Books and Records;

                                      (ii)

                                    Discussions..............................................36
                  Section 6.6       Notices..................................................36
                  Section 6.7       Taxes....................................................37
                  Section 6.8       Maintenance of Property; Insurance.......................37
                  Section 6.9       ERISA Funding Requirements...............................38
                  Section 6.10      Indemnification..........................................38
                  Section 6.11      Performance Under Facility Documents.....................38
                  Section 6.12      Corporate Existence; Foreign Qualification...............38
                  Section 6.13      Maintenance of Business..................................39
                  Section 6.14      Environmental Matters....................................39
                  Section 6.15      Primary Depository.......................................40
                  Section 6.16      Change in Governing Documents............................40

ARTICLE VII

         NEGATIVE COVENANTS

                  Section 7.1       Mortgages and Pledges....................................40
                  Section 7.2       Merger, Consolidation, Sale and Acquisition of Assets....41
                  Section 7.3       Contingent Obligations...................................41
                  Section 7.4       Transactions with Affiliates.............................41
                  Section 7.5       Compliance with ERISA....................................42
                  Section 7.6       Financial Covenants......................................42
                  Section 7.7       Debt Restriction.........................................42
                  Section 7.8       Investments..............................................43
                  Section 7.9       Limitation on Subsidiaries...............................43
                  Section 7.10      Change in Fiscal Year....................................43
                  Section 7.11      Change in Accounting Practices...........................43
                  Section 7.12      Sale and Leaseback.......................................43
                  Section 7.13      Disposing of Notes/Accounts Receivable...................43
                  Section 7.14      Subordinated Debt........................................43
                  Section 7.15      Restricted Payments......................................43
                  Section 7.16      Derivatives Obligations..................................43
                  Section 7.17      Ineligible Securities....................................43

ARTICLE VIII

         EVENTS OF DEFAULT; REMEDIES

                  Section 8.1  Events of Default; Remedies...................................44
                  Section 8.2  Application of Proceeds.......................................46



                                      (iii)


ARTICLE IX

         THE AGENT

                  Section 9.1       Appointment..............................................46
                  Section 9.2       Delegation of Duties.....................................47
                  Section 9.3       Exculpatory Provisions...................................47
                  Section 9.4       Reliance by Agent........................................47
                  Section 9.5       Notice of Default........................................48
                  Section 9.6       Non-Reliance on Agent and Other Banks....................48
                  Section 9.7       Indemnification..........................................48
                  Section 9.8       Bank One in Its Individual Capacity......................49
                  Section 9.9       Successor Agent..........................................49

ARTICLE X

         CHANGE IN CIRCUMSTANCES

                  Section 10.1      Basis for Determining Interest Rate Inadequate
                                        or Unfair............................................50
                  Section 10.2      Illegality and Impossibility.............................50
                  Section 10.3      Increased Cost and Reduced Return........................50
                  Section 10.4      Taxes....................................................52
                  Section 10.5      Base Rate Loans Substituted for Affected Eurodollar
                                        Rate Loans...........................................56

ARTICLE XI

         MISCELLANEOUS

                  Section 11.1        Expenses...............................................53
                  Section 11.2        Covenants to Survive, Binding Agreement................53
                  Section 11.3        Waivers................................................54
                  Section 11.4        Notices................................................54
                  Section 11.5        Severability, Entire Agreement, Effectiveness..........55
                  Section 11.6        Governing Law; Venue...................................56
                  Section 11.7        Security and Right of Setoff...........................56
                  Section 11.8        Amendments and Waivers.................................56
                  Section 11.9        Taxes and Fees.........................................57
                  Section 11.10       Counterparts...........................................57
                  Section 11.11       Effective Date.........................................57
                  Section 11.12       Waiver of Jury Trial...................................57

                                      (iv)


                  Section 11.13  Arbitration.................................................57
                  Section 11.14  Waiver of Subrogation.......................................58
                  Section 11.15  Additional Borrowers........................................58
                  Section 11.16  Year 2000 Compliance........................................59

ARTICLE XII

         ASSIGNMENTS AND PARTICIPATIONS

                  Section 12.1 Assignments...................................................60
                  Section 12.2 Participations................................................61
                  Section 12.3 Disclosure of Information.....................................62
                  Section 12.4 Consent of Borrowers..........................................62

SIGNATURES...................................................................................63



SCHEDULE I                 Listing of Subsidiaries

SCHEDULE A                 Required Property Insurance Coverage and Required Public Liability
                           Insurance Coverage

SCHEDULE 5.20              Contingent Obligations

EXHIBIT A                  Form of Revolving Credit Loan Note

EXHIBIT B                  Form of Supplement

EXHIBIT C                  Form of Assignment and Assumption Agreement





                                       (v)

                         REVOLVING CREDIT LOAN AGREEMENT


         THIS REVOLVING CREDIT LOAN AGREEMENT, dated as of November 2, 1998, is made and entered into by and among MPW Industrial Services Group, Inc. ("MPW Group"), Aquatech Environmental, Inc. ("Aquatech"), each of the other subsidiaries of MPW Group listed on Schedule I hereto, Bank One, NA, a national banking association ("Bank One"), National City Bank, a national banking association ("NCB"), and Bank One, NA, as Agent, acting in the manner and to the extent described in Article IX hereof.

                             BACKGROUND INFORMATION

         The Borrowers have requested that the Banks provide revolving credit loans to the Borrowers, and the Banks have agreed to provide such revolving credit loans, upon and subject to the terms and conditions as hereinafter set forth.

                                   PROVISIONS

         NOW, THEREFORE, in consideration of the provision of such revolving credit loans, the agreements and covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Banks, the Agent and the Borrowers do hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1 Definitions. As used herein, in any certificate, document or report delivered pursuant to this Agreement (except as otherwise defined herein, in such certificate, document or report), the following terms shall have the following meanings:

                  "Affiliate" shall mean any Person which, directly or indirectly, is in Control of, is Controlled by, or is under common Control with, another Person.

                  "Agent" shall mean Bank One in its capacity as agent for the Banks hereunder, and its successors and assigns in such capacity.

                  "Aggregate Commitment" shall mean the collective, but several, Commitment of the Banks to make Loans to the Borrowers and issue, provide and fund Standby L/Cs up to the maximum aggregate amount of $75 million, subject to the terms and conditions of this Agreement.

                  "Aggregate Commitment" shall mean the aggregate amount of the Commitment of the Banks.

                  "Agreement" shall mean this Revolving Credit Loan Agreement, as the same may be amended, modified, supplemented, renewed, extended, restated or replaced from time to time.

                  "Annual Review Date" shall mean November 1, 1999 and each November 1 thereafter while this Agreement is in effect.

                  "Assignee" shall have the meaning set forth in Section
12.1 (a).

                  "Authorized Officer" shall mean the chief executive officer, the chief financial officer or the treasurer of a Borrower, as the case may be.

                  "Available Commitment" shall mean, at any particular time, an amount equal to the excess, if any, of (i) the Aggregate Commitment over (ii) the sum of (x) the aggregate unpaid principal amount at such time of all Loans made by the Banks pursuant to the terms hereof, plus (y) 100% of the Dollar amount available to be drawn under outstanding Standby L/Cs at such time.

                  "Banks" shall mean Bank One, NCB and their respective successors and assigns, and "Bank" shall mean any one of such Banks, successors or assigns.

                  "Base Rate" shall mean, for any Base Rate Loan for any day, the rate per annum equal to the "prime rate" established by Bank One from time to time based on its consideration of economic, money market, business and competitive factors, and it is not necessarily Bank One's most favored rate. In the event Bank One shall abolish or abandon the practice of establishing its prime rate or should the same be unascertainable, the Agent shall designate a comparable reference rate which shall be deemed to be the Base Rate under this Agreement and the other Facility Documents. For purposes of determining the Base Rate for any day, the Base Rate shall change automatically without notice to the Borrower immediately on each Business Day with each change in the Base Rate, with any change thereto effective as of the opening of business on the day of the change.

                  "Base Rate Loan" shall mean, at any time, any outstanding Loan that bears interest based on the Base Rate.

                  "Borrowers" shall mean MPW Group, Aquatech, the other Subsidiaries listed on Schedule I and those Subsidiaries which after the Closing Date become a party to this Agreement in accordance with the terms hereof, and "Borrower" shall mean any one of such Borrowers.

                  "Borrowing Date" shall have the meaning set forth in
Section 2.3(a).

                  "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday or any day that shall be in the City of Columbus, Ohio or New York, New York, a legal holiday or a day on which banking institutions are authorized by law or a Governmental Authority to close, and (ii) with respect to all determinations and notices in connection with, and payments of principal and interest on, Eurodollar Rate Loans, any day that is a Business Day described in clause (i) above and also not a day on which banking institutions are generally authorized or obligated by law or executive order to close in the City of London, England.

                  "Change in Circumstances" shall have the meaning set forth in
Section 11.16(b)(ii).

                  "Change in Control" shall mean the occurrence of any of the following events:

                           (a) MPW Group is merged, consolidated or reorganized into or with another Person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then outstanding voting stock (which shall all include all other equity interests with voting power) of such Person immediately after such transaction are held in the aggregate by the holders of voting stock of MPW Group immediately prior to such transaction;

                           (b) MPW Group sells or otherwise transfers all or substantially all of its assets to another Person, and as a result of such sale or transfer less than a majority of the combined voting power of the then outstanding voting stock of such Person immediately after such sale or transfer is held in the aggregate by the holders of voting stock of MPW Group immediately prior to such sale or transfer;

                           (c) (i) there is a report filed on Schedule 13D or
         Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), other than Monte R. Black or members of his immediate family, has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 20% or more of the combined voting power of the then outstanding voting stock of MPW Group; and (ii) the employment of a majority of the executive officers of MPW Group has been terminated and/or a majority of such executive officers have terminated their employment for "good cause" in accordance with certain Severance Agreements between such executive officers and MPW Group.

                           (d) MPW Group files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of MPW Group has occurred or will occur in the future pursuant to any then existing contract or transaction; or

                           (e) if, during any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of MPW Group cease for any reason to constitute at least a majority thereof; provided, however, that for purposes of this clause
         (e) each director who is first elected, or first nominated for election by MPW Group's stockholders, by a vote of at least two-thirds of the directors of MPW Group (or a committee thereof) then still in office who were directors of MPW Group at the beginning of any such period will be deemed to have been a director of MPW Group at the beginning of such period.

Notwithstanding the foregoing provisions of subparts (c) or (d) above, unless otherwise determined in a specific case by majority vote of the board of directors of MPW Group, a "Change in Control" shall not be deemed to have occurred for purposes of such subparts solely because (i) MPW Group, (ii) a Subsidiary, or (iii) any MPW Group sponsored employee stock ownership plan or any other employee benefit plan of MPW Group or any Subsidiary either files or becomes obligated to file a report or a proxy statement under or in response to
Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act disclosing beneficial ownership by it of shares of voting stock, whether in excess of 20% or otherwise, or because MPW Group reports that a change in control of MPW Group has occurred or will occur in the future by reason of such beneficial ownership.

                  "Closing Date" shall mean the date on or after the Effective Date on which the Agent shall have received the documents specified in or pursuant to Section 4.1.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  "Commitment" shall mean (x) as to Bank One, the commitment of Bank One to make Loans to the Borrowers and issue, provide and fund Standby L/Cs on behalf of the Borrowers up to the maximum aggregate amount of $45 million, and (y) as to NCB, the commitment of NCB to make Loans to the Borrowers and fund Standby L/Cs on behalf of the Borrowers up to the maximum aggregate amount of $30 million, in both cases subject to the terms and conditions of this Agreement and subject to being increased and reduced in accordance with the terms and conditions of this Agreement.

                  "Commitment Percentage" shall mean the percentage that each Bank's Commitment to make Loans bears to the Aggregate Commitment of all Banks to make Loans hereunder.

                  "Commitment Period" shall mean the period of time from the date hereof through and including November 1, 2001, as such date may be extended as provided in Section 2.1(e).

                  "Consolidated Capital Expenditures" of the Borrowers shall mean, for any period, the aggregate additions to property, plant and equipment and other capital expenditures of the Borrowers for such period, determined on a consolidated basis, but shall not include the cost of additions to property, plant and equipment or otherwise arising out of acquisitions permitted by
Section 2.11.

                  "Consolidated EBIT" shall mean, for any period, the sum of (i) Consolidated Net Income of the Borrowers for such period, plus (ii) Consolidated Interest Expense of the Borrowers for such period, plus (iii) taxes (based on income) of the Borrowers for such period.

                  "Consolidated EBITDA" of the Borrowers shall mean, for any period, the sum of (i) Consolidated EBIT for the Borrowers for such period, plus
(ii) the amount of all depreciation and amortization expenses of the Borrowers for such period that were deducted in determining Consolidated EBIT; provided, however, that earnings before interest, taxes, depreciation and amortization, plus nonrecurring private company owner compensation, plus other expenses consented to by the Required Banks, that are discontinued or adjusted upon acquisition by the Borrowers, of the businesses acquired by the Borrowers during the period reported in the most recent financial statements provided to the Banks pursuant to Section 6.1 shall be included in the calculation of Consolidated EBITDA.

                  "Consolidated EBIT to Consolidated Interest Expense Ratio" shall mean, as of the last day of any Fiscal Quarter, the ratio of (i) Consolidated EBIT to (ii) Consolidated Interest Expense, as determined as of such day, based on such financial data for the previous four (4) Fiscal Quarters.

                  "Consolidated Funded Debt" of the Borrowers shall mean, at any date, the sum of (x) all Debt of the Borrowers, determined on a consolidated basis, payable more than one (1) year from the date of the creation thereof, which under GAAP is shown on the Borrowers' balance sheet as a liability, and shall include all capitalized lease obligations, plus (y) Current Maturities of Loans.

                  "Consolidated Funded Debt to Consolidated EBITDA Ratio" shall mean, as of the last day of any Fiscal Quarter, the ratio of (i) the Consolidated Funded Debt as of such day to (ii) Consolidated EBITDA, as determined as of such day, based on such financial data for the previous four
(4) Fiscal Quarters.

                  "Consolidated Interest Expense" of the Borrowers shall mean, for any period, the interest expense of the Borrowers, determined on a consolidated basis for such period, with respect to all outstanding indebtedness, including without limitation capital leases (in accordance with GAAP), all commissions, discounts and other fees and charges owed in connection with letters of credit or lines of credit, net costs or benefits under interest rate protection agreements, amortization of deferred financing costs, original issue discounts, any interest expense relating to deferred compensation arrangements and any interest expense which must be capitalized in accordance with GAAP.

                  "Consolidated Net Income" of the Borrowers shall mean, for any period, the net income of the Borrowers, determined on a consolidated basis for such period, inclusive of the effect of any extraordinary or other non-recurring gain and loss.

                  "Consolidated Net Worth" of the Borrowers shall mean, at any date, the Shareholders' Equity of the Borrowers, determined on a consolidated basis as of such date.

                  "Contingent Obligation" shall mean, as to any Person, any reimbursement obligations of such Person in respect of drafts that may be drawn under letters of credit and any obligation of such Person guaranteeing or in effect guaranteeing any Debt, leases, dividends or other obligations primarily to pay money ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including without limitation any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the Consolidated Net Worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the obligee under any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the obligee under such primary obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business.

                  "Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Control" (including the terms "controlling", "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Current Maturities" shall mean the aggregate amount of the Borrowers' Consolidated Funded Debt due within one (1) year from the date of determination thereof.

                  "Debt" of any Borrower shall mean at any date, without duplication (a) any indebtedness for borrowed money which any Borrower directly or indirectly created, incurred, assumed, endorsed (other than for collection in the ordinary course of business), discounted with recourse or in respect of which any Borrower is otherwise directly or indirectly liable including, without limitation, indebtedness in effect guaranteed by any Borrower through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such indebtedness or any security therefor, or to provide funds for the payment or discharge of such indebtedness or any liability of the obligor of such indebtedness (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or to maintain the solvency or other financial condition of the obligor of such indebtedness, or to make payment for any products, materials or supplies or for any transportation or service regardless of the nondelivery or nonfurnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such indebtedness will be paid or discharged, or that any agreement relating thereto will be complied with, or that the holders of such indebtedness will be protected against loss in respect thereof; (b) any indebtedness, whether or not for borrowed money, which any Borrower has incurred, assumed, guaranteed or with respect to which any Borrower has become directly or indirectly liable (including, without limitation, through any agreement of the character referred to in clause (a) hereof) and which represents or has been incurred to finance the purchase price of any property or business, whether by purchase, consolidation, merger or otherwise; (c) any indebtedness, whether or not for borrowed money, which is secured by any mortgage, pledge, security interest, lien or conditional sale or other title retention agreement existing on any property owned or held by any Borrower subject thereto, whether or not any Borrower has any personal liability for such indebtedness.

                  "Default" shall mean an event or condition which would constitute an Event of Default with the giving of notice or lapse of time, or otherwise.

                  "Default Rate" shall mean, with respect to any Loan, the Base Rate at such time plus 200 basis points.

                  "Derivatives Obligations" of any Person shall mean all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions), any transaction whose value is derived from another asset or security, or any combination of the foregoing transactions.

                  "Dollar" and the sign "$" shall mean lawful money of the United States.

                  "Effective Date" shall mean the date this Agreement becomes effective in accordance with Section 11.5.

                  "Environmental Laws" shall mean the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C.
Section 9601, et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., the Water Quality Act of 1987, 33 U.S.C. Section 1251, et seq., the Clean Air Act, 42 U.S.C. Section 7401, et seq., and any other federal, state or local statute, ordinance, law, code, rule, regulation or order regulating or imposing liability (including strict liability) or standards of conduct regarding Hazardous Substances.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may from time to time be supplemented or amended and any successor statute.

                  "ERISA Event" shall mean, with respect to any Person, (a) a Reportable Event (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under regulations issued under Section 4043 of ERISA),
(b) the withdrawal of any member of the ERISA Group from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA if such withdrawal would have a adverse effect on such Person, (c) the filing by such Person of a notice of intent to terminate a Plan under a distress termination or the treatment of a Plan amendment as a distress termination under
Section 4041(c) of ERISA, (d) the institution of proceedings against such Person to terminate a Plan by the PBGC under Section 4042 of ERISA, (e) the failure to make required contributions that would result in the imposition of a lien under
Section 412 of the Code or Section 302 of ERISA, (f) any Prohibited Transaction involving any Plan, and (g) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

                  "ERISA Group" of any Person shall mean such Person, any Subsidiary and all members of a controlled group of corporations and all trades or business (whether or not incorporated) under common control which, together with a Borrower or any Subsidiary, are treated as a single employer under
Section 414 of the Code.

                  "Eurodollar Rate" shall mean, for any Interest Period, the offered rate for Dollar deposits of not less than $1,000,000.00 as of 11:00 A.M. City of London, England time two Business Days prior to the first date of each Interest Period as shown on the display designated as "British Bankers Assoc. Interest Settlement Rates" on the Telerate System ("Telerate"), Page 3750 or Page 3740, or such other page or pages as may replace such pages on Telerate for the purpose of displaying such rate; provided, however, that if such rate is not available on Telerate then such offered rate shall be otherwise independently determined by the Agent from an alternate, substantially similar independent source available to the Agent or shall be calculated by the Agent by a substantially similar methodology as that theretofore used to determine such offered rate in Telerate.

                  "Eurodollar Rate Loan" shall mean, at any time, any outstanding Loan that bears interest based on the Eurodollar Rate.

                  "Event of Default" shall have the meaning set forth in
Section 8.1.

                  "Facility Documents" shall mean this Agreement, the Notes, the Standby L/Cs, the Standby L/C Applications and any and all other documents evidencing, securing or relating to the Loans, as such documents may be amended, modified, supplemented, extended, restated or replaced from time to time.

                  "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Bank One on such day on such transactions as determined by the Agent.

                  "Fiscal Quarter" shall mean, as to the Borrowers, any consecutive three-month period ending on March 31, June 30, September 30 and December 31.

                  "Fiscal Year" shall mean, as to the Borrowers, any period of twelve consecutive calendar months ending on June 30.

                  "GAAP" shall mean generally accepted accounting principles in the United States in effect at the time any determination is made or financial statement is required hereunder as promulgated by the American Institute of Certified Public Accountants, the Accounting Principles Board, the Financial Accounting Standards Board or other body existing from time to time which is authorized to establish or interpret such principles. In addition, for purposes of the financial information to be used in calculating the financial covenants set forth in Section 7.6, (x) the "Adjusted Pro Forma Results of Operations" of the Borrowers as of the end of each Fiscal Quarter that ended on or prior to December 31, 1997 shall be utilized, and (y) the actual results of operations of the Borrowers as of the end of each Fiscal Quarter that ended or will end after December 31, 1997 shall be utilized. As used herein, "Adjusted Pro Forma Results of Operations" will be the same information that is presented by MPW Group in its Forms 10-K and 10-Q filings with the Securities and Exchange Commission in the section in such filings entitled "Management's Discussion and Analysis of Results of Operations and Financial Condition".

                  "Governmental Authority" shall mean any national government, central bank or comparable agency, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Hazardous Substances" shall mean and include all hazardous and toxic substances, wastes, materials, compounds, pollutants and contaminants (including, without limitation, asbestos, polychlorinated biphenyls, and petroleum products) which are included under or regulated by Environmental Laws.

                  "Interest Payment Date" shall mean (a) with respect to each Base Rate Loan, (x) the last day of each Fiscal Quarter, beginning with December 31, 1998, and continuing on the last day of each Fiscal Quarter thereafter, and
(y) on the Termination Date, and (b) with respect to each Eurodollar Rate Loan,
(x) the last day of each Interest Period with respect thereto, or in the case of an Interest Period greater than three months, on the last day of each Fiscal Quarter, beginning with December 31, 1998, and continuing on the last day of each Fiscal Quarter thereafter and on the last day of the Interest Period with respect thereto, and (y) on the Termination Date.

                  "Interest Period" shall mean, with respect to any Eurodollar Rate Loan:

                           (a) initially, the period commencing on the Borrowing Date or the Conversion Date, as the case may be, with respect to such Eurodollar Rate Loan and ending one month, two months, three months, six months or one year thereafter, as selected by the Borrowers by irrevocable notice to the Agent not less than three (3) Business Days prior to such Borrowing Date; and

                           (b) thereafter, each such period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Rate Loan and ending one month, two months, three months, six months or one year thereafter, as selected by the Borrowers by irrevocable notice to the Agent not less than three (3) Business Days prior to the last day of the then current Interest Period with respect thereto;

provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                           (i) any Interest Period which would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                           (ii) any Interest Period that would otherwise extend beyond the Termination Date shall end on the Termination Date;

                           (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

                  "Interest Rate" shall mean the rate of interest in effect at any time with respect to a Loan, whether based on the Base Rate or the Eurodollar Rate.

                  "Interest Rate Conversion Date" shall have the meaning set forth in Section 2.4(b).

                  "Investment" shall mean any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise (but not including any demand deposit).

                  "L/C Funding" shall mean the funding of a draw pursuant to a Standby L/C to the beneficiary thereof.

                  "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), security interest, preference, priority or other security agreement, including without limitation, any conditional sale or other title retention agreement, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing.

                  "Loan" or "Loans" shall mean a revolving credit loan or loans made from time to time to the Borrowers by the Banks pursuant to Section 2.1(a) and as evidenced by the Notes.

                  "Material Adverse Effect" shall mean, relative to any occurrence of whatever nature (including any determination in litigation, arbitration or governmental proceeding or investigation), which the Required Banks reasonably determine will have a materially adverse effect on:

                  (a) the assets, business, profits, properties, condition (financial or otherwise), operations or foreseeable financial prospects of the Borrowers, taken as a whole; or

                  (b) the ability of any Borrower to perform any of its payment or other obligations under this Agreement, the Notes and any other Facility Documents or the transactions contemplated hereby and thereby.

                  "Notes" shall mean the Revolving Credit Loan Notes of the Borrowers, in the form of Exhibit A attached hereto, evidencing the obligation of the Borrowers to repay the Loans, as the same may be amended, modified, supplemented, extended, restated or replaced from time to time.

                  "Notice of Borrowing" shall have the meaning set forth in
Section 2.3(a).

                  "Notice of Interest Rate Conversion" shall have the meaning set forth in Section 2.4(b).

                  "Participant" shall mean any Person, now or at any time hereafter, participating with any Bank in Loans to the Borrowers.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any entity succeeding to any or all of its functions under ERISA.

                  "Permitted Investments" shall mean:

                           (a) direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve (12) months or less from the date of acquisition;

                           (b) commercial paper maturing in 180 days or less rated not lower than A-1 by Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., or P-1 by Moody's Investors Service, Inc. on the date of acquisition;

                           (c) demand deposits, time deposits or certificates of deposit maturing within one year in commercial banks whose obligations are rated A-1, A or the equivalent or better by Standard & Poor's Ratings Service, a division of The McGraw Hill Companies, Inc., on the date of acquisition; and

                           (d) Investments offered by the Banks.

                  "Person" shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan" shall mean any employee benefit plan or other plan maintained for employees covered by Title 10 of ERISA.

                  "Prohibited Transaction" shall mean a transaction described in
Section 406 of ERISA which is not the subject of an exemption pursuant to
Section 408 of ERISA.

                  "Rate Determination Date" shall have the meaning set forth in
Section 2.7(b).

                  "Real Property" shall have the meaning set forth in Section 5.16.

                  "Reportable Event" shall have the meaning given such term in
Section 4043(b) of ERISA.

                  "Required Banks" shall mean at any time Banks having at least 66-2/3% of the aggregate amount of the Commitment or, if the Commitment shall have been terminated, holding Notes evidencing at least 66-2/3% of the aggregate unpaid principal amount of the Loans.

                  "Required Property Insurance Coverage" shall mean at any time business interruption insurance, workers' compensation insurance and insurance insuring all property of the Borrowers against loss or damage by fire, lightening, vandalism and malicious mischief and all other perils covered by standard "extended coverage" or "allrisk" insurance in amounts satisfactory to the Required Banks, with deductibles from the loss payable for any casualty not to exceed the amounts set forth on Schedule A, or as otherwise may be required by the Required Banks at any time and from time to time. If any insurance policies with respect to Required Property Insurance Coverage is written on a co-insurance basis, such policy must contain an agreed amount endorsement as evidence that the coverage is in an amount sufficient to insure the full amount of such property.

                  "Required Public Liability Insurance Coverage" shall mean comprehensive general accident and public liability insurance (including coverage for elevators and escalators, if any, on property owned or leased by the Borrowers) against injury, loss and/or damage to persons and property in the amounts satisfactory to the Required Banks, with deductibles not to exceed the amounts set forth on Schedule A, or as otherwise may be required by the Required Banks at any time and from time to time.

                  "Requirements of Law" shall mean as to any Person, the articles (certificate) of incorporation or formation, code of regulations (by-laws), operating agreement or other organizational agreements or other governing documents of such Person, and any law, statute, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Restricted Payment" means (i) any dividend or other distribution on any shares of a Person's capital stock (except dividends payable solely in shares of its capital stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (y) any shares of a Person's capital stock, or (z) any option, warrant or other right to acquire shares of a Person's capital stock (but not including payments of principal, premium (if any) or interest made pursuant to the terms of convertible debt securities prior to conversion).

                  "Setoff Obligation" shall mean and include all Debt of the Borrowers to the Banks, including, but not limited to, the Debt of the Borrowers arising under the Notes or any other document, instrument or agreement referred to herein.

                  "Shareholders' Equity" shall mean the shareholders' or other owners' equity with respect to the Borrowers, as shown on the consolidated balance sheet of the Borrowers and as determined in accordance with GAAP.

                  "Standby L/C" shall mean an irrevocable letter of credit under which the Bank agrees to make payments in Dollars for the account of the Borrowers, or on behalf of the Borrowers, in respect of obligations of any Borrower incurred pursuant to contracts made or performances undertaken or like matters relating to contracts to which any Borrower is or proposing to become a party in the ordinary course of such Borrower's business.

                  "Standby L/C Application" shall mean a Standby Letter of Credit Application and Agreement in Bank One's customary form at any time with respect to a request to issue a Standby L/C.

                  "Subsidiary" shall mean, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, "Subsidiary" means a Subsidiary of a Borrower.

                  "Systems" shall have the meaning set forth in Section 11.16.

                  "Termination Date" shall mean the date upon which the Commitment Period ends.

                  "Total Interest Expense" shall mean, for any Person, interest paid on a consolidated basis with respect to all outstanding indebtedness including without limitation capital leases (in accordance with GAAP), all commissions, discounts and other fees and charges owed in connection with letters of credit or lines of credit, net costs or benefits under interest rate protection agreements, amortization of deferred financing costs, original issue discounts, and any interest expense relating to deferred compensation arrangements.

                  "Uniform Commercial Code" shall mean means Chapters 1301 through 1309, inclusive, Ohio Revised Code, as from time to time amended.

                  "Uniform Customs" shall mean the Uniform Customs and Practice for Documentary Credits, 1993 Revision, ICC Publication No. 500, or any amendment thereof or successor thereto.

                  "United States" shall mean the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

                  "Year 2000 Compliant" shall mean that the Systems of a Person are designed to be used prior to, during and after the Gregorian calendar year 2000 A.D. and will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century.

         SECTION 1.2 Use of Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the exhibits and schedules hereto, the other Facility Documents and any other communications delivered from time to time in connection with this Agreement. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa, unless otherwise defined in the plural.

         SECTION 1.3 Cross References; Headings. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement or in any of the other Facility Documents shall refer to this Agreement or such Facility Documents as a whole and not to any particular provision of this Agreement or such Facility Documents. Section, article, schedule and exhibit references contained in this Agreement are references to sections, articles, schedules and exhibits in or to this Agreement unless otherwise specified. Any reference in any section or definition to any clause is, unless otherwise specified, to such clause of such section or definition. The various headings in this Agreement and the other Facility Documents are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement or the other Facility Documents or any provision hereof or thereof.

         SECTION 1.4 Accounting Terms. Any accounting term used in this Agreement and in the other Facility Documents and any certificate or other document made or delivered pursuant hereto or thereto that is not specifically defined shall have the meaning customarily given in accordance with GAAP; provided, however, that in the event that changes in GAAP shall be mandated by the Financial Accounting Standards Board, or any similar accounting body of comparable standing, and to the extent that such changes would modify or could modify such accounting terms or the interpretation or computation thereof, such changes shall be followed in defining such accounting terms only from and after the date the Borrowers and the Banks shall have amended this Agreement to the extent necessary to reflect any such changes in the financial covenants and other terms and conditions of this Agreement.

                                   ARTICLE II

            AMOUNT AND TERMS OF COMMITMENT AND REVOLVING CREDIT LOANS

         SECTION 2.1 Commitment.

                  (a) Within the limits of the Commitment and subject to the terms and conditions of this Agreement and the other Facility Documents, each Bank severally agrees to make Loans to the Borrowers from time to time during the Commitment Period; provided that, immediately after each such Loan is made, the aggregate principal amount of Loans by such Bank shall not exceed the amount of its Commitment (as such Commitment may be increased or reduced from time to time in accordance with the terms of this Agreement), either as to Dollar amount or its Commitment Percentage. Each borrowing for a Revolving Credit Loan shall be in an aggregate principal amount of at least $100,000, or larger multiples of $10,000, and shall be made by the Banks in accordance with each Bank's respective Commitment Percentage. During the Commitment Period and as long as no Default or Event of Default exists, the Borrowers may use the Commitment by borrowing, repaying the Loans, in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

                  (b) Subject to the terms and conditions of this Agreement, up to $5 million of the Commitment may be taken, from time to time, at the Borrowers' option, in the form of Standby L/Cs pursuant to the terms hereof and the Standby L/C Applications. Amounts paid against draws under Standby L/Cs shall be considered to be Loans outstanding under the Commitment until such amounts shall have been reimbursed to the Bank pursuant to the terms of the Standby L/C Applications.

                  (c) Within the limits of the Commitment and subject to the other terms and conditions of this Agreement and the other Facility Documents, each Borrower may borrow Loans hereunder, repay Loans and reborrow Loans.

                  (d) Notwithstanding any provision hereof to the contrary, the total amount of the sum of (i) the amount of outstanding and unpaid Loans, plus
(ii) the total aggregate Dollar amount available to be drawn under outstanding Standby L/Cs, shall at no time exceed the Aggregate Commitment.

                  (e) Upon the written request of the Borrowers to the Banks at least 30 days before, but not more than 60 days before, each Annual Review Date, the Banks, in their sole discretion, may elect to extend the Commitment Period and the Borrowers' right to obtain Loans hereunder for an additional one (1) year period, or such other period as the Banks may so elect, from the Termination Date then in effect, by providing written notice to the Borrowers on or before an Annual Review Date. If the Banks shall not have provided the Borrowers with written notice of their intention to so extend, the Borrowers' right to obtain Revolving Credit Loans under this Agreement shall terminate as of the then existing Termination Date.

         SECTION 2.2 Notes.

                  (a) The Loans made by each Bank to the Borrowers pursuant hereto shall be evidenced by a separate Note payable to the order of such Bank in an aggregate amount equal to the Commitment of such Bank at any time. Each Note shall (i) be dated as of the date the Note is issued or reissued, as the case may be, (ii) be in a principal amount corresponding to the aggregate amount of such Bank's Commitment when so issued or reissued, as the case may be, (iii) bear interest as determined pursuant to this Agreement, (iv) mature on the Termination Date, and (v) require accrued interest to be paid on the applicable Interest Payment Date and at maturity in accordance with the terms of this Agreement.

                  (b) Upon receipt of each Bank's Note pursuant to Article IV, the Agent shall forward such Note to such Bank. Each Bank is hereby authorized to record electronically or otherwise the date and amount of each Loan disbursement made by such Bank, the date and amount of each payment or repayment of principal thereof, the type of such borrowing (whether a Eurodollar Rate Loan or a Base Rate Loan), and such other information as it deems necessary or appropriate. Such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, the failure of such Bank to make any such recordation(s) shall not affect the obligation of the Borrowers to repay outstanding principal, interest or any other amount due hereunder or under such Note in accordance with the terms hereof and thereof.

         SECTION 2.3 Notice of Loan Borrowing; Funding of Loans.

                  (a) When the Borrowers desire to borrow hereunder with respect to a Loan, the Borrowers shall give the Agent notice (a "Notice of Borrowing"). Such Notice of Borrowing (i) shall be irrevocable, and (ii) must be received by the Agent prior to (x) 10:30 a.m. Columbus, Ohio time, at least two (2) Business Days prior to the proposed date of the borrowing, which date shall be a Business Day (a "Borrowing Date"), if all or any part of the requested Loans are to be initially Eurodollar Rate Loans, or (y) 10:30 a.m. Columbus, Ohio time, at least one (1) Business Day prior to the Borrowing Date if all of the requested Loans are to be initially Base Rate Loans. Each such Notice of Borrowing shall specify (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Rate Loans, Base Rate Loans or a combination thereof, and
(iv) if the borrowing is to be entirely or partly of Eurodollar Rate Loans, the amount and the Interest Period with respect to each Eurodollar Rate Loan.

                  (b) Upon receipt of a Notice of Borrowing given in accordance with subsection (a) above, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's Loan in proportion to its Commitment Percentage.

                  (c) Unless the Agent determines that any applicable condition(s) specified in Article IV has not been satisfied not later than 12:00 noon, Columbus, Ohio time on the applicable Borrowing Date, each Bank shall make available its Loan in proportion to its Commitment Percentage in federal or other funds immediately available in Columbus, Ohio, to the Agent at its address set forth in Section 11.4, and in turn, the Agent will promptly make the funds so received from the Banks available to the Borrowers at the Agent's aforesaid address.

                  (d) In the event that a Notice of Borrowing fails to specify whether the Loans are to be Eurodollar Rate Loans or Base Rate Loans, or a combination thereof, such Loans shall be made as Base Rate Loans.

                  (e) There may be no more than four (4) different Interest Periods for Eurodollar Rate Loans outstanding at the same time (for which purpose Interest Periods described in the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous).

                  (f) Unless the Agent shall have received notice from a Bank prior to a Borrowing Date that such Bank will not make available to the Agent the amount that would constitute its Commitment Percentage of the borrowing to be made on such date, the Agent may assume that such Bank has made such amount available to the Agent on such Borrowing Date, and the Agent may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. If and to the extent that such Bank shall not have so made such amount available to the Agent, such Bank and the Borrowers shall severally repay to the Agent on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Agent, at (i) in the case of the Borrowers, a rate per annum equal to the interest rate applicable thereto pursuant to Section 2.7, and
(ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such borrowing for purposes of this Agreement. Nothing in this subsection (g) shall be interpreted to relieve any Bank of its obligations to make Loans hereunder.

                  (g) The failure of any Bank to make the Loan to be made by it on any Borrowing Date shall not relieve any other Bank of its respective obligation, if any, hereunder to make its Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on such Borrowing Date.

         SECTION 2.4 Conversion and Continuation Options.

                  (a) All Loans shall bear interest at the initial Interest Rate selected by the Borrowers for such Loan until (i) the Interest Rate is converted to another Interest Rate in accordance with the terms of this Agreement, or (ii) the Borrowers convert such Interest Rate(s) to a different Interest Rate in accordance with the terms of this Agreement.

                  (b) The Borrowers may elect from time to time to convert outstanding Loans from one Interest Rate to the other Interest Rate by giving prior irrevocable notice (a "Notice of Interest Rate Conversion") to the Agent prior to the requested conversion date, which date shall be a Business Day (a "Interest Rate Conversion Date") as follows:

                           (i) The Borrowers may elect from time to time to convert outstanding Loans from Eurodollar Rate Loans to Base Rate Loans by giving prior irrevocable notice (a "Notice of Interest Rate Conversion") to the Agent at least one (1) Business Day prior to the requested Interest Rate Conversion Date of such election; provided, however, that any such conversion of Eurodollar Rate Loans may only be made on the last day of an Interest Period with respect thereto. Each such Notice of Interest Rate Conversion shall specify (i) the Loans to be so converted, and (ii) the requested Interest Rate Conversion Date.

                           (ii) The Borrowers may elect from time to time to convert outstanding Loans from Base Rate Loans to Eurodollar Rate Loans by giving the Agent a Notice of Interest Rate Conversion at least two
         (2) Business Day prior to the requested Interest Rate Conversion Date. Each such Notice of Interest Rate Conversion shall specify (i) the Loans to be so converted, (ii) the requested Interest Rate Conversion Date, and (iii) the respective amounts of each Eurodollar Rate Loan and the Interest Period with respect thereto.

                  (c) All or any part of outstanding Eurodollar Rate Loans and Base Rate Loans may be converted as provided herein, provided that (x) no Loan may be converted into a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing hereunder, (y) no Loan may be converted into, or continued as, a Eurodollar

Rate Loan after the date that is one month prior to the Termination Date, and
(z) such conversion otherwise complies with the applicable provisions of the proposed Interest Period and this Agreement.

                  (d) The Borrowers may elect from time to time to continue any Eurodollar Rate Loan as such upon the expiration of the then current Interest Period with respect thereto by giving prior notice of such continuation to the Agent at least three (3) Business Days prior to the requested continuation date; provided that no Eurodollar Rate Loan may be continued as such (x) when any Default or Event of Default has occurred and is continuing, (y) after the date that is one month prior to the Termination Date, and (z) such continuation otherwise complies with the applicable provisions of the proposed Interest Period and this Agreement. If the Borrowers shall fail to give any required notice as described above in this subsection or if such continuation is not permitted pursuant to the terms of this Agreement, such Loan shall be automatically converted to a Base Rate Loan on the last day of such then expiring Interest Period.

         SECTION 2.5 Optional Termination or Reduction of Commitment. During the Commitment Period and provided no Default or Event of Default shall then have occurred and be continuing, the Borrowers may, upon at least thirty (30) days' prior written notice to the Agent and the Banks:

                  (a) permanently terminate the Commitment at any time, if no Loans and/or Standby L/Cs are outstanding at such time;

                  (b) permanently and ratably (as among the Banks) reduce from time to time, by an aggregate amount of $500,000 or any larger multiple of $100,000, the aggregate amount of the Commitment in excess of the then aggregate outstanding principal amount of the Loans;

         SECTION 2.6 Termination of Commitment. The Commitment shall terminate on the Termination Date and any Loans then outstanding, together with all accrued interest thereon and all other outstanding fees, charges and expenses payable hereunder and under the other Facility Documents shall be due and payable immediately.


         SECTION 2.7 Interest and Fee Schedule.

                  (a) "Applicable Margin" shall be as set forth in the follow matrix:


--------------------------------------------------------------------------------
                                APPLICABLE MARGIN
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
      CONSOLIDATED FUNDED              BASE RATE              EURODOLLAR           COMMITMENT               L/C FEE
     DEBT TO EBITDA RATIO                LOANS                RATE LOANS              FEE
       FOR THE BORROWERS
-------------------------------------------------------------------------------------------------------------------
LESS THAN 1.0:1.0                  -35 BASIS POINTS       +87.5 BASIS POINTS     25 BASIS POINTS         +87.5 BASIS
                                                                                                            POINTS
-------------------------------------------------------------------------------------------------------------------

EQUAL TO OR GREATER THAN           -15 BASIS POINTS          +112.5 BASIS        30 BASIS POINTS         +112.5 BASIS
 1.0:1.0 BUT LESS THAN                                          POINTS                                      POINTS
      1.5:1.0
-------------------------------------------------------------------------------------------------------------------

EQUAL TO OR GREATER THAN           + 0 BASIS POINTS          +137.5 BASIS        30 BASIS POINTS         +137.5 BASIS
                                   -
1.5:1.0 BUT LESS THAN                                           POINTS                                      POINTS
      2.0:1.0
-------------------------------------------------------------------------------------------------------------------

EQUAL TO OR GREATER THAN           + 0 BASIS POINTS          +162.5 BASIS        35 BASIS POINTS         +162.5 BASIS
                                   -
      2.0:1.0                                                   POINTS                                      POINTS
---------------------------------------------------------------------------------------------------------------------


                  (b) The Applicable Margin shall be determined as of the first day of each Fiscal Quarter (each a "Rate Determination Date") based upon the calculation of the Consolidated Funded Debt to EBITDA Ratio of the Borrowers as of the end of the second Fiscal Quarter next preceding a Rate Determination Date as set forth in the certificate of the Authorized Officer required to be delivered to the Bank pursuant to Section 6.2(a). Such Applicable Margin shall remain in effect from such Rate Determination Date until the next Rate Determination Date, provided that:

                           (i) in the case of an Applicable Margin determined from such certificate of the Authorized Officer for the fourth and final Fiscal Quarter of every Fiscal Year, in the event that the annual financial statements for such Fiscal Year subsequently provided to the Bank indicate that the Applicable Margin originally determined to be effective on the Rate Determination Date immediately following the end of such Fiscal Quarter was inappropriate in light of such annual financial statements, then the Applicable Margin shall be adjusted retroactively to such Rate Determination Date to reflect the proper Applicable Margin; and

                           (ii) if on any Rate Determination Date the Borrowers shall have failed to have delivered to the Bank such certificate of the Authorized Officer required be delivered pursuant to Section 6.2(a) with respect to the second preceding Fiscal Quarter, then for the period beginning on such Rate Determination Date and ending on the earlier of (x) the date on which the Borrowers shall deliver to the Bank the delinquent certificate or (y) the date on which the Borrowers shall deliver to the Bank such certificate of the Authorized Officer required to be delivered pursuant to Section 6.2(a) with respect to the Fiscal Year which includes such Fiscal Quarter, the Applicable Margin shall be determined as if the Consolidated Funded Debt to EBITDA Ratio of the Borrowers was equal to or greater than 2.0:1.0 at all times during such period. Any change in the Applicable Margin on any Rate Determination Date shall immediately result in a corresponding change to the (x) Interest Rate applicable to each Loan outstanding on such Rate Determination Date, (y) the Applicable Margin applicable to determining the commitment fees payable by the Borrowers in accordance with Section 2.8(b), and (z) the Applicable Margin applicable to determining the Standby L/C fees payable by the Borrowers in accordance with Section 3.1(e).

                  (c) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Base Rate Loan is made and continuing while outstanding and unpaid, at a rate equal to the sum of (i) the Base Rate, plus (ii) the Applicable Margin. Accrued interest shall be payable on each applicable Interest Payment Date. The Base Rate shall be adjusted automatically and as of the effective date of any change in the Base Rate. Interest on Base Rate Loans shall be calculated on the basis of a year of 365/366 days for the actual number of days elapsed.

                  (d) Each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Eurodollar Rate Loan is made and continuing while outstanding and unpaid, at a rate equal to the sum of (i) the Eurodollar Rate, plus (ii) the Applicable Margin. Such interest shall be payable on each applicable Interest Payment Date. Interest on Eurodollar Rate Loans shall be calculated on the basis of a year of 360 days and 30 day months.

                  (e) The Agent shall determine each Interest Rate applicable to the Loans hereunder and its determination shall be conclusive in the absence of manifest error.

         SECTION 2.8 Fees.

                  (a) The Borrowers, upon execution of this Agreement, shall pay to the Agent, for the ratable benefit of the Banks, a facility fee of $112,500.00.

                  (b) During the Commitment Period, the Borrowers shall pay to the Bank a commitment fee at a rate per annum equal to the Applicable Margin set forth in the grid set forth in Section 2.7(a) of the daily average Available Commitment (calculated on the basis of a 365/366-day year for the actual number of days elapsed); provided, that the aggregate Dollar amount available to be drawn under outstanding Standy L/Cs shall be included as usage in determining this commitment fee. The Applicable Margin with respect to such commitment fee shall be determined in the same manner as the Applicable Margin is determined for Interest Rate. Such commitment fee shall accrue on the Available Commitment beginning on the date hereof and shall continue to accrue thereafter through the Termination Date. The accrued commitment fee shall be payable (i) quarterly in arrears on the last day of each Fiscal Quarter (beginning with the Fiscal Quarter ending on December 31, 1998, and (ii) on the Termination Date.

         SECTION 2.9 Prepayments.

                  (a) Optional Prepayments. Subject in the case of any Eurodollar Rate Loan to Section 2.13, the Borrowers may, at their option and upon at least one (1) Business Day's notice to the Agent, prepay any Base Rate Loans, in each case in whole at any time, or in part from time to time in amounts aggregating at least $100,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. In its notice of prepayment, the Borrowers shall specify the date of prepayment and the amount of the prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the Banks. Upon receipt of notice of a prepayment pursuant to this subsection, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrowers.

                  (b) Mandatory Prepayment. Upon notice to the Borrowers by the Agent, the Borrowers shall prepay the Loans (together with any funding losses and expenses and premiums required to be paid pursuant Section 2.13) or provide cash to the Bank with respect to outstanding and undrawn Standby L/Cs on each such date as and to the extent the outstanding balance of all Loans plus the Dollar amount available to be drawn under outstanding Standby L/Cs exceeds the Aggregate Commitment. Each such mandatory prepayment shall be applied to prepay ratably the Loans of the Banks. Upon receipt of any prepayment pursuant to this subsection, the Agent shall promptly notify each Bank of such Bank's ratable share of such prepayment or cash held to fully collateralize such outstanding Standby L/Cs.

         SECTION 2.10 General Provisions as to the Loans and Payments and Funding of Loans.

                  (a) The Borrowers shall make each payment of principal of, and interest on, the Loans and of each Bank's fees hereunder not later than 11:00 a.m. (Columbus, Ohio time) on the date when due, in federal or other funds immediately available at the place where payment is due, to the Agent at the Agent's address set forth in Section 11.4. The Agent shall distribute such payments ratably to the Banks promptly upon receipt in like funds as received.

                  (b) Whenever any payment of principal of, or interest on, any Loan or of such fees shall be due on a day which is not a Business Day, the day for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is so extended or is extended by operation of law or otherwise, interest thereon shall be payable for such extended time period.

                  (c) For the purpose of computing the Available Commitment, the Agent and the Banks shall have the right, in their sole discretion, to treat as outstanding Loans under this Agreement the unpaid amount of any interest, fees, costs or expenses otherwise then due and payable hereunder and under the Notes and the other Facility Documents; provided, however, that such interest, fees, costs or expenses shall not be deemed to be outstanding Loans for purposes of
Section 2.8(b).

                  (d) Upon receipt of each Bank's Note pursuant to Article IV, the Agent shall forward such Note to such Bank.

                  (e) If any payment of principal of, and interest on, the Loans is 10 days or more late, Borrowers will be charged 5% of the regularly scheduled payment or $25, whichever is greater, up to the maximum amount of $1,500 per late charge.

                  (f) Upon the occurrence of an Event of Default, including failure to pay upon final maturity, the Banks may also, at their option, if permitted under applicable law, do one or both of the following: (a) increase the Interest Rate to the Default Rate, and (b) add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the applicable Interest Rate (including at the Default Rate). The Interest Rate will not exceed the maximum rate permitted by applicable law.

         SECTION 2.11 Use of Proceeds. The Borrowers represent and agree that the proceeds of the Loans made hereunder shall be used by the Borrowers only for
(i) working capital and general corporate purposes, including with respect to Standby L/Cs, (ii) to fund capital expenditures permitted by this Agreement, and
(iii) acquisitions which meet the following requirements:

                  (A) the Banks shall have been provided any information requested in accordance with Section 6.2(c); and

                  (B) the prior consent of the Required Banks is obtained if the cost of the proposed acquisition (x) would be in excess of $7,500,000, or (y) together with the cost of all other acquisitions previously consummated in any Fiscal Year, would be in excess of $12,500,000 in the aggregate. The Banks consent to the acquisition of the "clean room" companies as previously disclosed by the Borrowers to the Banks

         SECTION 2.12 Loan Administration. The Banks shall have no obligation to (i) advance or re-advance any sums or make any Loan, or (ii) issue any Standby L/C, pursuant to terms of this Agreement at any time when a Default or an Event of Default exists.

         SECTION 2.13 Funding Losses. If the Borrowers make any payment of principal with respect to any Eurodollar Rate Loan (including as a mandatory prepayment pursuant to Section 2.9(b)) or any Eurodollar Rate Loan is converted to a Base Rate Loan pursuant to this Agreement on any day other than the last day of any Interest Period applicable thereto, or if the Borrowers fail to borrow, prepay, convert or continue any Eurodollar Rate Loan after notice has been given to the Agent in accordance with this Agreement, the Borrowers shall pay all accrued interest on the principal amount prepaid with such prepayment and, on demand, shall reimburse the Banks and the Agent and hold the Banks and the Agent harmless from all losses and expenses incurred by the Banks and the Agent as a result of such prepayment, including, without limitation, any losses and expenses arising from the liquidation or reemployment of deposits acquired to fund or maintain the principal amount prepaid. Such reimbursement shall be calculated as though the Banks funded the principal amount prepaid through the purchase of Dollar deposits in the London, England interbank market having a maturity corresponding to such Interest Period and bearing an interest rate based on the Eurodollar Rate of such Interest Period, whether in fact that is the case or not. The Banks' and the Agent 's determination of the amount of such reimbursement shall be conclusive in the absence of manifest error.

                                   ARTICLE III

                            STANDBY LETTERS OF CREDIT

         SECTION 3.1 Issuance of Standby L/Cs.

                  (a) Request to Issue. The Borrowers may request Bank One to issue, extend or modify a Standby L/C by delivery to Bank One of a Standby L/C Application completed to the satisfaction of Bank One, together with the proposed form of such Standby L/C and such other certificates, documents and other papers and information as Bank One may reasonably request.

                  (b) Form and Expiry. Each Standby L/C issued hereunder shall, among other things, (i) be in such form requested by the Borrowers and shall be acceptable to Bank One in its sole discretion, and (ii) have an expiry date occurring (x) not later than one year after such Standby L/C's date of issuance, and (y) not later than the Termination Date. If the Commitment is terminated, not later than such termination, all outstanding Standby L/Cs shall be returned to Bank One or the Borrowers shall provide cash to the Agent, for the ratable benefit of the Banks, to fully collateralize all outstanding Standby L/Cs. Each Standby L/C Application and each Standby L/C shall be subject to the Uniform Customs and, to the extent not subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of Ohio.

                  (c) Procedure for Opening Standby L/Cs. Upon receipt of any Standby L/C Application and the requested form of the Standby L/C from the Borrowers, Bank One will review such Standby L/C Application and the other certificates, documents, information and papers delivered to Bank One in connection therewith, in accordance with its customary procedures and shall promptly notify the Borrowers of its decision whether to issue the Standby L/C and, if its decision is to issue the Standby L/C on the terms and in the form requested, open such Standby L/C by issuing the original of such Standby L/C to the beneficiary thereof and by furnishing a copy thereof to the Borrowers.

                  (d) Payments. The Borrowers agree (i) to reimburse Bank One forthwith upon its demand and otherwise in accordance with the terms of the Standby L/C Application relating thereto, for any expenditure or payment made by Bank One under or in connection with any Standby L/C and (ii) to pay interest on any unreimbursed portion of any such payment from the due date of any such payment until reimbursement in full thereof at a rate per annum equal to (x) prior to the date which is one Business Day after the date on which Bank One demands reimbursement from the Borrowers for such payment, the rate which would then be payable on any outstanding Loan when no Event of Default is existing, and (y) thereafter, the rate which would then be payable on any outstanding Loan during the existence of an Event of Default.

                  (e) Standby L/C Fees. In lieu of any letter of credit commissions and fees provided for in any Standby L/C Application (other than standard issuance, amendment and negotiation fees), the Borrowers agree to pay Bank One, for the ratable benefit of the Banks, with respect to each Standby L/C a nonrefundable Standby L/C fee at a rate per annum equal to the Applicable Margin multiplied by the face amount of each Standby L/C, payable in advance not later than the date of issuance thereof. In addition, Bank One shall charge and retain for its own account its standard issuance, amendment and negotiation fees, if any, with respect to the issuance and administration of the Standby L/Cs.

         SECTION 3.2 Participation of L/Cs.

                  (a) Purchase by NCB. NCB and all other Assignees shall be deemed to have purchased from Bank One participations in all Standby L/Cs issued pursuant to this Agreement or which are currently outstanding which may hereafter be renewed or otherwise extended or modified. Such participations shall be in an amount equal to the respective Commitment Percentage for NCB and all other Assignees. All interest thereon and all fees and commissions, other than Bank One's standard issuance, amendment and negotiation fees, with respect to the issuance or renewal of such Standby L/Cs shall be shared ratably by the Banks and all other Assignees in accordance with their respective Commitment Percentage.

                  (b) Amendment of L/C. If any such Standby L/C is amended whereby the amount is increased or decreased, each Bank's and Assignee's share of participation shall be increased or decreased accordingly to its respective Commitment Percentage.

                  (c) Payments. If the Borrowers do not immediately reimburse Bank One for amounts funded under draws under Standby L/Cs, NCB and all other Assignees shall make payment to Bank One in an amount equivalent to its respective participation in the Standby L/Cs at Bank One's address set forth in
Section 11.4 hereof, and in any event not later than the time of payment provided for in the terms and conditions of the applicable Standby L/C Applications. NCB's and each other Assignee's obligation to purchase such participations shall be primary, and not subject to any condition, precedent or otherwise, except the issuance of the subject Standby L/C.

         Until payment of NCB's and each other Assignee's participation to Bank One, Bank One shall be entitled to all amounts of credits received by Bank One or either Bank or any Assignee from the Borrowers, whether by voluntary payment, realization upon any security or exercise of the right of setoff, or by payment from any source, except, that upon default of the Borrowers, all payments received by either Bank shall be applied in the proportion set forth in Section 8.2.

                  (d) No Liability. Bank One shall not be liable to NCB or any other Assignee for any action taken or omitted with respect to the Standby L/Cs unless caused by its own gross negligence or willful misconduct. Bank One shall exercise the same care as in dealing with its own letters of credit, but shall not be responsible in any manner to ascertain or inquire as to the financial condition of the Borrowers, or the Borrowers' authority to execute the Standby L/C Applications, or the existence or possible existence of any default under the Standby L/C Applications.

         SECTION 3.3 Further Assurances. The Borrowers hereby agree, from time to time, to do and perform any and all acts and to execute any and all further instruments reasonably requested by Bank One and/or the Agent to more fully effect the purposes of this Agreement and the issuance of Standby L/Cs hereunder, and further agree to execute any and all instruments reasonably requested by Bank One and/or the Agent in connection with the obtaining and/or maintaining of any insurance coverage, if any, applicable to any Standby L/C.

         SECTION 3.4 Obligations Absolute. The Standby L/C payment obligations of the Borrowers under this Agreement and the Standby L/C Applications shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement and the Standby L/C Applications under all circumstances, including the following:

                  (a) the existence of any claim, setoff, defense or other right which the Borrowers may have at any time against any beneficiary, or any transferee, of any Standby

L/C (or any Person for whom any such beneficiary or any such transferee may be acting), the Banks, or any other Person, whether in connection with this Agreement, the Standby L/C Applications, the transactions contemplated herein and therein, or any unrelated transaction;

                  (b) any statement or any other document presented under any Standby L/C proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (c) payment by Bank One under any Standby L/C against presentation of a draft or certificate which does not comply with the terms of such Standby L/C, provided that Bank One has made such payment to the beneficiary set forth on the face of such Standby L/C, as the case may be, and Bank One has not made such payment negligently or with willful misconduct; or

                  (d) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing.

                                   ARTICLE IV

                              CONDITIONS OF LENDING

         SECTION 4.1 Conditions to Initial Transaction. The agreement of the Banks to make the initial transaction (whether such transaction be a Loan or the issuance of a Standby L/C) hereunder on any date is subject to the satisfaction of the following conditions precedent:

                  (a) Facility Documents. The Agent shall have received (i) this Agreement, executed and delivered by duly authorized officer of each Borrower,
(ii) the Notes, conforming to the requirements hereof and executed and delivered by a duly authorized officer of each Borrower, (iii) if such initial transaction is a Standby L/C, a Standby L/C Application, conforming to the requirements hereof and executed and delivered by a duly authorized officer of each Borrower, and (iv) each of the other Facility Documents, conforming to the requirements hereof and executed and delivered by a duly authorized officer or representative of each party thereto.

                  (b) Consents. The Agent shall have received true copies (in each case certified as to authenticity on such date by such Person as may be appropriate or may be reasonably required by the Agent) of all documents and instruments, including all consents, authorizations and filings, required or advisable under any Requirements of Law or by any Contractual Obligation in connection with the execution, delivery, performance, validity and enforceability of this Agreement, the Notes and the other Facility Documents, and such consents, authorizations and filings shall be reasonably satisfactory in form and substance to the Agent and its counsel and be in full force and effect.

                  (c) Corporate/Entity Documents. The Agent shall have received true and complete certified copies of the each Borrower's articles (certificate) of incorporation (formation), code of regulations (by-laws), operating agreement or other governing documents, and a copy of the resolutions (in form and substance satisfactory to the Agent) of the Board of Directors (or other governing Person) of each Borrower authorizing (i) the execution, delivery and performance of this Agreement, the Notes and the other Facility Documents, as applicable, (ii) the consummation of the transactions contemplated hereby and thereby, (iii) the borrowing and other financial transactions provided for herein, and (iv) the documents provided for in this Agreement, certified by the secretary or an assistant secretary (or other appropriate representative) of each Borrower. Such certificate shall state that the resolutions set forth therein have not been amended, modified, revoked or rescinded as of the date hereof.

                  (d) Good Standing Certificates. The Agent shall have received copies of certificates dated as of a recent date from the Secretary of State, or other appropriate authority of such jurisdiction, evidencing the good standing (or comparable status) of each Borrower in the jurisdiction of its incorporation (formation) and the State of Ohio (if required to be qualified to transact business in Ohio).

                  (e) Incumbency Certificates. The Agent shall have received a certificate of the secretary or an assistant secretary (or other appropriate representative) of each Borrower as to the incumbency and signature of the officer(s) or other representatives of each Borrower executing this Agreement, the Notes, the other Facility Documents and any certificate or other documents to be delivered pursuant hereto or thereto.

                  (f) UCC Searches; Release of Existing Liens. The Agent shall have received (i) appropriate UCC security interest searches which name each Borrower (and any recent predecessor name of any Borrower), as a "debtor"; and
(ii) all filing receipts, acknowledgments or other evidence satisfactory to it evidencing any recordation or filing necessary to release all Liens (except Liens permitted hereby).

                  (g) Financial Information. The Agent shall have received a copy of each of the financial statements referred to in Section 5.7.

                  (h) No Litigation. No suit, action, investigation, inquiry or other proceeding (including, without limitation, the enactment or promulgation of a statute or rule) by or before any arbitrator or any Governmental Authority shall be pending and no preliminary or permanent injunction or order by a state or federal court shall have been entered (i) in connection with this Agreement, the Notes, the other Facility Documents or any of the transactions contemplated hereby or thereby, or (ii) which, in the reasonable judgment of the Banks, would have a Material Adverse Effect.

                  (i) No Violation. The consummation of the transactions contemplated hereby and by the Notes and the other Facility Documents shall not contravene, violate or conflict with, nor involve the Agent or any Bank in a violation of, any Requirement of Law.

                  (j) Legal Opinions. The Bank shall have received the executed legal opinion of Jones, Day, Reavis & Pogue, legal counsel to each Borrower, each in form and substance satisfactory to the Agent with respect to the transactions contemplated hereby.

                  (k) Insurance Certificates. The Bank shall have received the certificates of insurance referred to in Section 6.8.

         SECTION 4.2 Conditions to Each Transaction.

                  (a) The agreement of the Banks to make any transaction (whether such transaction be a Loan or the issuance of a Standby L/C, and including, without limitation, the initial Loan or Standby L/C) hereunder on any date is subject to the satisfaction of the following conditions precedent as of the date such transaction is requested to be made:

                           (i) Representations and Warranties. Each of the representations and warranties (except for the representations and warranties as set forth in Section 5.15) made by each Borrower in or pursuant to this Agreement, the Notes or any other Facility Document delivered in connection herewith or therewith shall be true and correct in all material respects on and as of such date as if made on and as of such date unless stated to relate to a specific earlier date.

                           (ii) No Default. No Event of Default and no Default shall have occurred and be continuing on such date or after giving effect to the transaction requested by the Borrowers to be made on such date.

                           (iii) No Litigation. No litigation, investigation or proceeding before or by any arbitrator or Governmental Authority shall be continuing or threatened against any Borrower questioning the enforceability of or any Borrower's authority to enter into this Agreement, the Notes or the other Facility Documents.

                           (iv) Additional Documents. The Agent shall have received each additional document, instrument or item of information reasonably requested by the Agent, including, without limitation, an appropriate Standby L/C Application if the transaction is the issuance of a Standby L/C.

                           (v) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement, the Notes and the other Facility Documents shall be reasonably satisfactory in form and substance to the Agent.

                  (b) Each Notice of Borrowing and Standby L/C Application submitted by the Borrowers hereunder shall constitute a representation and warranty by each Borrower to the Agent and the Banks as of the date of such transaction that the conditions contained in this Section 4.2 have been satisfied.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         Each Borrower represents and warrants to the Banks that:

         SECTION 5.1 Good Standing and Qualification. Each of the Borrowers (i) is duly organized, validly existing and in good standing (or comparable status) under the laws of the jurisdiction of its incorporation or formation, (ii) has all requisite power and authority to own and operate its properties and to carry on its business as presently conducted, (iii) is duly qualified as a foreign corporation (or other entity) to do business in and is in good standing (or comparable status) under the laws of each jurisdiction where, by the nature of its business or because of the character of the properties owned or leased by it or the transaction of its business, failure to be so qualified would have a Material Adverse Effect or where failure to qualify would affect the ability of the Borrower to enforce any of its material rights, and (iv) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, have a Material Adverse Effect and would not materially and adversely affect the ability of the Borrower to perform its obligations under this Agreement and all other Facility Documents.

         SECTION 5.2 Authority. Each of the Borrowers has full power and authority (i) to enter into this Agreement and all other Facility Documents,
(ii) to make the borrowings contemplated by this Agreement, (iii) to execute, deliver and perform this Agreement, the Notes and the other Facility Documents and to incur the obligations provided for herein and therein, all of which have been duly authorized by all necessary and proper corporate action. No consent, waiver or authorization of, or filing with, any Person (including without limitation any Governmental Authority), is required to be made or obtained by any Borrower in connection with the borrowings hereunder or the execution, delivery, performance, validity or enforceability of this Agreement and all other Facility Documents.

         SECTION 5.3 Binding Agreements. This Agreement constitutes, and the Notes and all other Facility Documents, when executed and delivered pursuant hereto for value received, shall constitute, the valid and legally binding obligations of each Borrower, enforceable in accordance with their respective terms, except as enforcement of such terms may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or similar laws affecting creditors' rights generally, provided, however, that each Borrower represents and warrants that no proceedings under such laws exist as of the date of this Agreement, or (ii) equitable principles which may limit the availability of the remedy of specific performance or other equitable remedies.

         SECTION 5.4 Litigation. There are no actions, suits, investigations or administrative proceedings of or before any court, arbitrator or Governmental Authority, pending or, to the knowledge of the Borrowers, threatened against any Borrower or any of their respective properties or assets which: (i) either in any case or in the aggregate, (x) an unfavorable outcome for any such Borrower is probable (as used in this context, "probable" means, as reasonably determined by the Required Banks, the prospects of the claimant not succeeding are judged to be extremely doubtful and the prospects for success by any such Borrower in its defense are judged to be slight), and (y) if so adversely determined, would have a Material Adverse Effect; or (ii) question the validity of this Agreement or any other Facility Documents or any action to be taken in connection with the transactions contemplated hereby and thereby.

         SECTION 5.5 No Conflicting Law or Agreements. The execution, delivery and performance by and of each Borrower of this Agreement and all other Facility
Documents: (i) do not and will not violate any Requirement of Law; (ii) do not and will not violate any order, decree or judgment by which any Borrower is bound; (iii) do not and will not violate or conflict with, result in a breach of or constitute (with notice, lapse of time, or otherwise) a default under any material agreement, mortgage, indenture or contract to which any Borrower is a party, or by which any Borrower's properties are bound, which violation would have a Material Adverse Effect; or (iv) do not and will not result in the creation or imposition of any lien, security interest, charge or encumbrance of any nature whatsoever upon any property or assets of any Borrower.

         SECTION 5.6 Taxes. With respect to all taxable periods, each of the Borrowers has filed all tax returns which are required to be filed and all federal, state, municipal, franchise and other taxes shown to be due and payable on such filed returns have been paid or have been reserved against, as required by GAAP, and each of the Borrowers knows of no unpaid assessment against it.

         SECTION 5.7 Financial Statements. The Borrowers have heretofore delivered to the Banks (i) the audited consolidated annual balance sheet of the Borrowers as of June 30, 1998 and 1997 and the related consolidated statements of income, shareholders' equity and cash flows for the Fiscal Years then ended; and (ii) the unaudited consolidated balance sheet of the Borrowers as of the end of the Fiscal Quarter ending September 30, 1998 and the related unaudited consolidated statements of income, changes in shareholders' equity and cash flows for the three (3) months then ended. Such financial statements, with accompanying footnotes (if any), fairly present the financial condition, results of operations and cash flows of the Borrowers, on a consolidated basis, as of the dates and for the periods referred to and have been prepared in accordance with GAAP consistently applied by the Borrowers throughout the periods involved, with such quarterly financial statements being subject to normal year-end adjustments and the omission of footnotes. The financial statements referred to in this Section 5.7 do not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading.


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



         SECTION 5.8 Adverse Developments. Since the date of the financial statements most recently furnished to the Banks, there has been no change in the business, prospects, operations or condition, financial or otherwise, of any of the Borrowers or any of their respective properties or assets which would have a Material Adverse Effect.

         SECTION 5.9 Existence of Assets and Title Thereto. Each of the Borrowers has good and marketable title to its properties and assets, including the properties and assets reflected in the financial statements referred to herein. Such properties and assets are not subject to any Lien except as expressly permitted under the terms of this Agreement.

         SECTION 5.10 Regulations S,T,U or X. None of the Borrowers is engaged, nor will any Borrower engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" under Regulation U of the Board of Governors of the Federal Reserve System as now or from time to time in effect. No part of the proceeds of the borrowings hereunder will be used, directly or indirectly, for the purpose of "purchasing" or "carrying" any "margin stock". The terms "purchasing," "carrying" and "margin stock" shall be as defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System. No part of the proceeds of the borrowings hereunder will be used, directly or indirectly, for any purpose which violates, or which is inconsistent with, the provisions of Regulations S, T, U or X of said Board of Governors. If requested by the Agent, the Borrowers shall furnish to the Banks a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation U to the foregoing effect.

         SECTION 5.11 Compliance. No Default nor Event of Default has occurred or is existing. None of the Borrowers is in default with respect to any order, writ, injunction or decree of any court or of any federal, state, municipal or other Governmental Authority or in violation of any Requirement of Law to which any of them or their respective properties are subject, which default or violation might have a Material Adverse Effect. None of the Borrowers are in default in the payment or performance of any of their respective obligations or in the performance of any Contractual Obligation to which any of them is a party or by which any of them or any of their respective assets or properties may be bound, which default might have a Material Adverse Effect. None of the Borrowers has failed to obtain any licenses, permits, franchises or other governmental or environmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, which violation or failure might have a Material Adverse Effect.

         SECTION 5.12 Leases. Each of the Borrowers enjoys quiet and undisturbed possession under all leases under which each is operating, and all such leases are valid and subsisting, and not in default.

         SECTION 5.13 Pension Plans. No ERISA Event has occurred with respect to any Plan of any of the Borrowers or any member of its ERISA Group. The PBGC has not made a determination that, with respect to any Plan of any Borrower or any member of its ERISA Group, an event or condition has occurred which constitutes grounds under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any such Plan. None of the Borrowers nor any member of its ERISA Group is in violation of any laws, ordinances, governmental rules or regulations to which it is subject, including without limitation any laws, rulings or regulations relating to ERISA or Section 4975 of the Code, which violation might have a Material Adverse Effect.

         SECTION 5.14 Investment Company; Holding Company. None of the Borrowers is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended,
(ii) a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any regulatory scheme which restricts its ability to incur Debt.

         SECTION 5.15 No Insolvency. On the date hereof and after giving effect to all Debt of the Borrowers (including the Loans), (i) each Borrower will be able to pay its obligations as they become due and payable; (ii) the present fair saleable value of each Borrower's assets exceeds the amount that will be required to pay its probable liability on its obligations as the same become absolute and matured; (iii) the sum of each Borrower's property at a fair valuation exceeds each Borrower's liabilities; and (iv) each Borrower will have sufficient capital to engage in its business.

         SECTION 5.16 Environmental Matters.

                  (a) None of the Borrowers has used Hazardous Materials on, from or affecting any real property owned, leased or used by any Borrower (the "Real Property") in any manner which violates any Environmental Laws governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials, which violation would have a Material Adverse Effect, and, to the best knowledge of each Borrower, no present or prior owner of the Real Property or any tenant, subtenant, occupant, prior tenant, prior subtenant or prior occupant has used Hazardous Materials on, from or affecting the Real Property in any manner which violates any Environmental Laws governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials.

                  (b) None of the Borrowers has received any notice of any violation of any Environmental Laws governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials, and there have been no actions commenced or, to the best knowledge of the Borrowers, threatened by any party for noncompliance therewith.


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



         SECTION 5.17 Accuracy of Information. All information, reports and other papers and data (including without limitation, copies of all filings made with all Governmental Authorities) furnished heretofore or contemporaneously herewith by or on behalf of the Borrowers to the Agent, the Banks or any Person furnishing an opinion required to be delivered hereunder for purposes of or in connection with this Agreement and the other Facility Documents and the transactions contemplated hereby and thereby, is, and all other such information hereafter furnished by or on behalf of the Borrowers to the Agent, the Banks or any Person furnishing an opinion required to be delivered hereunder will be, true and accurate in every material respect on the date as of which such information is dated or certified.

         SECTION 5.18 Assets for Conduct of Business. Each of the Borrowers possesses adequate assets, patents, patent applications, copyrights, trademarks, servicemarks, and trade names or licenses thereto, to continue to conduct their respective businesses as heretofore conducted, without any material conflict with the rights of others, except that the failure to possess such asset or assets, in the aggregate, would not have a Material Adverse Effect.

         SECTION 5.19 Trade Relations. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship of any Borrower with any customer or any group of customers whose purchases individually or in the aggregate are material to the business of any Borrower and there exists no present condition or state of facts or circumstances known to any Borrower that would have a Material Adverse Effect or prevent any Borrower from conducting their respective businesses after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which such business has heretofore been conducted.

         SECTION 5.20 Contingent Obligations. Each of the Borrowers has no Contingent Obligations other than those set forth on Schedule 5.20.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

         So long as the Borrowers may borrow under this Agreement (including pursuant to Standby L/Cs) and until payment in full of the Notes, any L/C Funding and all other amounts and obligations owing to the Banks hereunder and under the other Facility Documents, each of the Borrowers shall, unless the Required Banks otherwise consent in writing:

         SECTION 6.1 Financial Statements. Furnish to the Banks:


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



                  (a) as soon as available, but in any event within 90 days after the end of each Fiscal Year of the Borrowers, a copy of the audited consolidated balance sheet of the Borrowers as at the end of such Fiscal Year and the related audited consolidated statements of income and changes in shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous year, together with the opinion of independent certified public accountants of nationally recognized standing, which opinion shall not contain a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit or qualification which would affect the computation of financial covenants contained herein other than a qualification for consistency due to a change in the application of GAAP with which the Borrowers' independent certified public accountants concur; and

                  (b) as soon as available, but in any event within 60 days after the end of each Fiscal Quarter, a copy of the unaudited consolidated balance sheet of the Borrowers as at the end of such Fiscal Quarter and the related unaudited consolidated statements of income and changes in shareholders' equity and cash flows for such Fiscal Quarter and for the portion of the Borrowers' Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and corresponding portion of the Borrowers' previous Fiscal Year, all certified (subject to normal year-end adjustments and the omission of footnotes) as to fairness of presentation, GAAP and consistency by an Authorized Officer.

         SECTION 6.2 Certificates; Other Information. Furnish to the Banks:

                  (a) concurrently with the delivery of each annual financial statement referred to in Section 6.1(a) and each quarterly financial statement referred to in Section 6.1(b), a certificate of an Authorized Officer of each Borrower (in such form as shall be reasonably acceptable to the Banks) stated to have been made after due examination by such Authorized Officer (i) stating whether any Default or Event of Default exists on the date of such certificate and, if any Default or Event of Default then exists, setting forth the details thereof and the action which the applicable Borrower is taking or proposes to take with respect thereto, (ii) setting forth in detail the calculations required to establish whether the Borrowers were in compliance with financial covenants set forth in Section 7.6 on the date of such financial statements, and
(iii) stating that the representations and warranties expressed in Article V (other than Section 5.15) are true, correct and complete in all material respects on and as of the date of such certificate (unless stated to relate to a specific earlier date) and, if any such representation or warranty is not so true, correct and complete, setting forth the details thereof;

                  (b) promptly after the same are sent, copies of all quarterly financial statements, reports and notices which any Borrower sends to its shareholders as shareholders, and promptly after the same are filed, copies of all financial statements and reports (including, without limitation, reports on Forms 10-K, 10-Q and 8-K), which any

Borrower may make to, or file with, and copies of all material notices any Borrower receives from, the Securities and Exchange Commission or any public body succeeding to any or all of the functions of the Securities and Exchange Commission; and

                  (c) promptly, on reasonable notice to the Borrowers, such additional financial and other information as a Bank or the Agent may from time to time reasonably request.

         SECTION 6.3 Payment of Obligations. Pay, discharge or otherwise satisfy, at or before maturity or before they become delinquent, as the case may be, all its Debt, including without limitation all amounts due under the Notes and hereunder, and other material obligations of whatever nature, except for any Debt or other obligations (including any obligations for taxes), when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrowers.

         SECTION 6.4 Maintenance of Rights, Permits, Etc; Compliance with Law.
(x) Preserve, renew and keep in full force and effect all, (y) take all reasonable action to maintain all, and (z) not sell, transfer or otherwise dispose of any, rights, privileges, contracts, licenses, permits, copyrights, patents, trademarks, trade names and franchises necessary or desirable in the normal conduct of its business if the same would have a Material Adverse Effect; and comply with all Requirements of Law.

         SECTION 6.5 Inspection of Property; Books and Records; Discussions. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities, subject in the case of interim statements to year-end audit adjustments; and permit representatives of the Agent and the Banks (at the Borrowers' expense) to (i) visit and inspect any of its properties, and examine and make abstracts from any of the books and records at any reasonable time and as often as may reasonably be requested, and (ii) discuss the business, operations, properties and financial and other condition of each Borrower with appropriate officers of each Borrower and, if notice thereof is given to any Borrower prior to the date of such discussions and provided such Borrower shall be entitled to participate in such discussions, with its independent certified public accountants.

         SECTION 6.6 Notices. Promptly give notice to the Agent and the Banks:

                  (a) of the occurrence of any Default or Event of Default;

                  (b) of any (i) default under any loan, letter of credit agreement or acceptance agreement, (ii) default under any other Contractual Obligations that would enable the obligee of such obligations to compel any Borrower to immediately pay all amounts owing thereunder or otherwise accelerate payments thereunder and which would have a Material Adverse Effect, or (iii) litigation, investigation or proceeding which may exist at any time between any Borrower and any Governmental Authority, which (x) an unfavorable outcome for any such Borrower is probable (as used in this context, "probable" means, as reasonably determined by the Required Banks, the prospects of the claimant not succeeding are judged to be extremely doubtful and the prospects for success by any such Borrower in its defense are judged to be slight), and (y) if so adversely determined, would have a Material Adverse Effect;

                  (c) of any litigation or proceeding affecting or threatened against any Borrower (i) in which the amount involved is $1 million or more, or
(ii) in which injunctive or similar relief is sought;

                  (d) of the following events, as soon as possible and in any event within thirty (30) days after the occurrence thereof: (i) the occurrence of any Reportable Event with respect to any Plan of any Borrower or any member of its ERISA Group with respect to which the PBGC has not waived the thirty (30) day reporting requirement, or (ii) the institution of proceedings or the taking or expected taking of any other action by PBGC or any Borrower or any member of its ERISA Group to terminate or withdraw or partially withdraw from any Plan under circumstances which could lead to material liability to the PBGC or, with respect to a Multiemployer Plan, the Reorganization or Insolvency (as each such terms are defined in ERISA) of the Plan and in addition to such notice, deliver to the Agent and the Banks whichever of the following may be applicable: (A) a certificate of an appropriate officer of such Borrower setting forth details as to such Reportable Event and the action such Borrower proposes to take with respect thereto, together with a copy of any notice of such Reportable Event that may be required to be filed with PBGC, or (B) any notice delivered by PBGC evidencing its intent to institute such proceedings or any notice to PBGC that such Plan is to be terminated, as the case may be; and

                  (e) of any change relating to the business, operations, property or financial or other condition of any Borrower which may have a Material Adverse Effect.

         Each notice pursuant to this Section 6.6 shall be accompanied by a statement of an Authorized Officer setting forth details of the occurrence referred to therein and stating what action the Borrowers proposes to take with respect thereto.

         SECTION 6.7 Taxes. Pay and discharge all taxes, assessments, governmental charges and levies upon or collected by each of the Borrowers as and when they become due and payable, unless, and only to the extent that, such taxes, assessments, governmental charges and levies shall be contested in good faith by appropriate proceedings and shall have been reserved against as required by GAAP, by any Borrower.

         SECTION 6.8 Maintenance of Property; Insurance. Keep all property useful in and necessary to its business in good working order and condition, ordinary wear and tear excepted; and shall keep its property continuously insured with Required Property Insurance Coverage and maintain Required Public Liability Insurance Coverage. All insurance shall be obtained and maintained either by means of policies with generally recognized, responsible insurance companies qualified to do business in the jurisdiction where such property is located or pursuant to other arrangements satisfactory to the Banks. The insurance to be provided may be by blanket policy. Each policy of insurance shall be written so as not to be subject to cancellation or substantial modification upon less than 30 days advance written notice to the Borrowers, and each Borrower shall so inform the Agent and the Banks of the receipt, and contents, of any such notice. The Borrowers shall deposit with the Agent certificates or other evidence satisfactory to it that (i) the insurance required hereby has been obtained and is in full force and effect, and (ii) all premiums thereon have been paid in full. Prior to the expiration of any such insurance, the Borrowers shall furnish the Agent with evidence satisfactory to it that such insurance has been renewed or replaced and that all premiums thereon have been paid in full. In the event any Borrower fails to provide, maintain and keep in force the policies of insurance required by this Section 6.8, the Banks may procure such insurance or single-interest insurance for such risk covering the Banks' interest and the Borrowers shall pay all premiums thereon promptly upon demand by the Agent, together with interest thereon at the highest rate then in effect under any Note.

         SECTION 6.9 ERISA Funding Requirements. Comply, and cause each member of its ERISA Group to comply, with all funding requirements of ERISA with respect to any Plan of each and/or any member of its ERISA Group.

         SECTION 6.10 Indemnification. Defend, indemnify and hold the Agent and the Banks and any of their respective officers, directors, agents and employees harmless against any and all loss, cost, expense (including the reasonable fees and expenses of counsel), claims or actions relating to or arising out of this Agreement, the Notes and the other Facility Documents, or any actual or proposed use of proceeds of the Loans, regardless of whether or not the disbursement of any Loans shall actually occur, unless any such loss, cost, expense, claim or action are due to (x) the gross negligence or willful misconduct of the Banks, or (y) any Bank not being Year 2000 Compliant. The provisions of this Section
6.10 shall survive the termination of this Agreement.

         If any claim, action or proceeding is made or brought against the Agent and/or the Banks or any such officers, directors, agents and employees in respect of which indemnity may be sought hereunder, the Agent shall give notice to the Borrowers of the claim, action or proceeding and upon such notice, at the option of the Required Banks, (i) the Borrowers shall assume, at the Borrowers' expense, the defense of the action or proceeding with legal counsel satisfactory to the Required Banks, (ii) the Borrowers shall so assume the defense of the action or proceeding with the participation of the Agent and/or the Banks, at the Borrowers' expense, in such defense, or (iii) the Agent and/or the Banks shall assume the defense of the claim, action or proceeding, at the Borrowers' expense; provided that the failure of the Agent to give such notice shall not relieve the Borrowers from any of their obligations under this Section 6.10 unless the failure prejudices the defense by the Borrowers of the claim, action or proceeding.

         SECTION 6.11 Performance Under Facility Documents. Perform all obligations required to be performed by it under the terms of this Agreement and the other Facility Documents and any other agreements now or hereafter existing or entered into between the Borrowers and the Banks.

         SECTION 6.12 Corporate Existence; Foreign Qualification. Except in connection with transactions permitted by Section 7.2, do or cause to be done at all times all things necessary to: (i) maintain and preserve its existence, as a corporation or other entity, as the case may be; (ii) be duly qualified to do business and be in good standing as a foreign corporation or other entity in each jurisdiction where failure to do so will have a Material Adverse Effect; and (iii) comply with all Contractual Obligations where failure to do so will have a Material Adverse Effect.

         SECTION 6.13 Maintenance of Business. Maintain the general character of the business of the Borrowers as presently conducted.

         SECTION 6.14 Environmental Matters.

                  (a) Each of the Borrowers shall keep or cause the Real Property to be free of Hazardous Materials except to the extent that such Hazardous Materials are stored and/or used in material compliance with all applicable Environmental Laws; and, without limiting the foregoing, each of the Borrowers shall not cause or permit the Real Property to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce or process Hazardous Materials, except in material compliance with all applicable Environmental Laws, nor shall any Borrower knowingly cause or permit, as a result of any intentional or negligent act or omission on the part of the Borrower, or any tenant, subtenant or occupant, a material release of Hazardous Materials onto the Real Property; and

                  (b) Each of the Borrowers shall (x) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions necessary to clean up and remove any Hazardous Materials on, under, from or affecting the Real Property in accordance with all applicable Environmental Laws, to the satisfaction of the Agent and in accordance with the orders and directives of all Governmental Authorities and (y) defend, indemnify and hold harmless the Agent and the Banks, their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses of whatsoever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way relating to (A) the presence, disposal, release or threatened release of any Hazardous Materials on, over and under, from or affecting the Real Property or the soil, water, vegetation, buildings, personal property, persons or animals thereon; and (B) any personal injury (including wrongful death) or property damage (real or personal) arising out of or relating to such Hazardous Materials including, without limitation, attorneys' and consultants' fees, investigation and laboratory fees, court costs and litigation expenses.

                  (c) The provisions of this Section 6.14 shall be in addition to any and all other obligations and liabilities the Borrowers may have to the Agent and the Banks at common law and shall survive (i) the repayment of all sums due under the Notes and any other Facility Document and (ii) the satisfaction of all other obligations of the Borrowers hereunder and under the other Facility Documents.

         SECTION 6.15 Primary Depository. Maintain its primary banking and depository accounts with Bank One or its Affiliates.

         SECTION 6.16 Change in Governing Documents. Give notice to the Banks of any restatement, replacement or other change, amendment or modification of any organizational and governing documents of (i) MPW Group at least 30 days prior thereto, and (ii) any other Borrower prior thereto.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

         So long as the Borrowers may borrow under this Agreement (including pursuant to Standby L/Cs) and until payment in full of the Notes, any L/C Funding and all other amounts and obligations owing to the Banks hereunder and under the other Facility Documents, each Borrower shall not, unless the Required Banks shall otherwise consent in writing:

         SECTION 7.1 Mortgages and Pledges. Create, incur, assume or suffer to exist (i) any Lien upon or in any of its property or assets, whether now owned or hereafter acquired except as specifically permitted under this Agreement, or
(ii) an agreement with any Person (other than the Banks) which prohibits or restricts the granting of any such Lien of any kind in favor of the Banks, except:

                  (a) Liens securing taxes, assessments, fees or other governmental charges or levies, or the claims of materialmen, mechanics, carriers, warehousemen, landlords and other similar Persons;

                  (b) Liens incurred or deposits made in the ordinary course of business (i) in connection with worker's compensation, unemployment insurance, social security and other similar laws, or (ii) to secure the performance of bids, tenders, sales, contracts, public or statutory obligations, customs, appeal and performance bonds, or (iii) other similar obligations not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of property;

                  (c) reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting Real Property, provided they do not in the aggregate materially detract from the value of such properties or materially interfere with their use in the ordinary conduct of Borrowers' business;

                  (d) Liens in favor of the Banks on a pro rata basis;

                  (e) purchase money Liens in an aggregate amount not to exceed $1 million (as used herein, "purchase money Liens" shall mean Liens taken or retained by the seller in connection with the sale of property to any Borrower to secure all or part of its purchase price, which purchase price shall not exceed the fair market value of such property);

                  (f) Liens in respect of judgements or awards with respect to, which the Borrowers are, in good faith, prosecuting an appeal or proceeding for review and with respect to which a stay of execution upon such appeal or proceeding for review has been granted; and

                  (g) notice filing by any creditor in respect of any operating leases.

         SECTION 7.2 Merger, Consolidation, Sale and Acquisition of Assets. Except for (x) in connection with acquisitions permitted by Section 2.11, and
(y) transactions with another Borrower, enter into any transaction of merger or consolidation of any Borrower (or suffer any liquidation or dissolution), or sell, lease or otherwise transfer all or any substantial part of its business or assets, whether now owned or hereafter acquired, or make any material change in the method by which it conducts business, or acquire all or any material part of the business assets of, any Person.

         SECTION 7.3 Contingent Obligations. Assume, guarantee, endorse, sell with recourse, contingently agree to purchase, discount, or otherwise become or remain liable with respect to any Contingent Obligations or enter into any agreement for the purchase or other acquisition of any product, materials or supplies, or for transportation or for the payment for services, if in any such case payment therefor is to be made regardless of the non-delivery of the product, materials or supplies or the non-furnishing of the transportation or services.

         SECTION 7.4 Transactions with Affiliates.

                  (a) Enter into any transactions, including without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate (other than another Borrower), except (i) in the ordinary course of and pursuant to the reasonable requirements of its business and upon fair and reasonable terms no less favorable to such Borrower as would be obtained in an arm's length transaction with a Person not an Affiliate, and (ii) those transactions existing or contemplated as of the Closing Date.

                  (b) Make any loans or advances to any Affiliate (other than another Borrower) in excess of an aggregate of $250,000 outstanding at any time.

         SECTION 7.5 Compliance with ERISA. (a) Allow or suffer to exist any Prohibited Transaction involving any Plan of any Borrower or any member of its ERISA Group; (b) incur or suffer to exist any accumulated funding deficiency, whether or not waived, involving any such Plan; or (c) allow any occurrence of or suffer to exist any ERISA Event, or any other event or condition, that presents a material risk of termination of any such Plan by the PBGC, if such Prohibited Transaction, accumulated funding deficiency or ERISA Event would result in a liability of any Borrower or any member of its ERISA Group to the PBGC which would have a Material Adverse Effect.

         SECTION 7.6 Financial Covenants.

                  (a) Consolidated Net Worth. Permit Consolidated Net Worth to be less than $43 million (which amount shall increase (but not decrease) to the amount equal to 90% of Consolidated Net Worth as shown on the post-closing purchase accounting balance sheet to be delivered to the Banks after consummation by the Borrowers of the acquisition of the "clean room" companies as previously disclosed by the Borrowers to the Banks), provided such amount shall increase (i) (but not decrease by any losses) quarterly on the last day of each Fiscal Quarter by 50% of Consolidated Net Income (determined at the end of each Fiscal Quarter for such Fiscal Quarter), commencing with the Fiscal Quarter ending December 31, 1998, and (ii) on each day any net proceeds are received by the Borrowers from the sale of equity securities of any Borrower by the amount of such net proceeds.

                  (b) Consolidated Funded Debt to Consolidated EBITDA Ratio. Permit, as of the last day of any Fiscal Quarter (beginning with the Fiscal Quarter ending September 30, 1998), the Consolidated Funded Debt to Consolidated EBITDA Ratio to exceed 3.0:1.0.

                  (c) Consolidated EBIT to Consolidated Interest Expense Ratio. Permit, as of the last day of any Fiscal Quarter (beginning with the Fiscal Quarter ending September 30, 1998), the Consolidated EBIT to Consolidated Interest Expense Ratio to be less than 2.5:1.0.

                  (d) Consolidated Capital Expenditures. Exclusive of acquisitions permitted by the terms of this Agreement, permit Consolidated Capital Expenditures of the Borrowers to exceed $10 million in any Fiscal Year.

         SECTION 7.7 Debt Restriction. Incur, assume, guarantee or otherwise create any Debt other than:

                  (a) the Loans and Standby L/Cs provided for pursuant to this Agreement;

                  (b) Debt relating to purchase money Liens permitted by Section 7.1(e);

                  (c) Debt not exceeding an aggregate of $6 million at any time, which Debt is fully subordinated to the payment of Debt owed to the Banks; and

                  (d) Debt not exceeding an aggregate of $3 million at any time, which Debt is assumed by any Borrower in connection with acquisitions permitted by Section 2.11.

         SECTION 7.8 Investments. Except (i) in connection with acquisitions permitted by Section 2.11, (ii) for Permitted Investments, and (iii) for the investment not in excess of $1 million in the preferred stock of Clean Room Management Services, Inc., hold, make or acquire any Investment in any Person other than Investments existing as of the Closing Date.

         SECTION 7.9 Limitation on Subsidiaries. Create any Subsidiaries after the Closing Date unless any such Subsidiary becomes a party to this Agreement and a maker of all Notes, and the satisfaction of such other measures as may be reasonably requested by the Required Banks.

         SECTION 7.10 Change in Fiscal Year. Change its Fiscal Year.

         SECTION 7.11 Change in Accounting Practices. Permit any changes in it accounting practices in effect as of the Closing Date unless (x) permitted by GAAP (as GAAP is in effect as of the Closing Date) and (y) comparability of the Borrowers' financial statements is maintained.

         SECTION 7.12 Sale and Leaseback. Enter into any arrangements whereby any Borrower shall sell or transfer any of its property and then or within one year thereafter, as lessee, rent or lease such property, other than for the hangar facility of MPW, Inc. located at the Newark, Ohio airport.

         SECTION 7.13 Disposing of Notes/Accounts Receivable. Discount, sell or otherwise dispose of its note or accounts receivable.

         SECTION 7.14 Subordinated Debt. Make or permit any changes to or modification of Debt subordinated to the payment of Debt owed to the Banks or any documentation in connection with such subordinated Debt.

         SECTION 7.15 Restricted Payments. Declare or make any Restricted
Payment.

         SECTION 7.16 Derivatives Obligations. Except for interest rate swap transactions (in form and substance, and evidenced by documents, satisfactory to the Agent) in an aggregate amount not exceeding $5,000,000 at any time entered into with any Bank, incur any Derivatives Obligations.


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



         SECTION 7.17 Ineligible Securities. Use any portion of the Loan directly or indirectly to purchase ineligible securities, as defined by applicable regulations of the Federal Reserve Board, underwritten by any affiliate of Bank One Corporation during the underwriting period and for 30 days thereafter.

                                  ARTICLE VIII

                           EVENTS OF DEFAULT; REMEDIES

         SECTION 8.1 Events of Default; Remedies. The occurrence of any of the following shall constitute an "Event of Default" hereunder:

                  (a) Any Borrower fails to pay any principal, interest, fees or any other amount payable under the Notes, hereunder or under any other Facility Document in accordance with the terms thereof and hereof within 10 days after such payment is due;

                  (b) Any Borrower (i) fails to observe or perform any other term of the Notes, this Agreement, any Standby L/C Application or any other Facility Document and such failure to observe or perform continues for more than 30 days after such failure shall first become known to any officer of any Borrower, provided, however, that such 30 day cure period shall not apply to (w) any such failure with respect to the covenants set forth in Article VII; (x) any such failure which in the Required Bank's good faith opinion is incapable of cure; (y) any such failure which has previously occurred and not thereafter waived by the Banks or cured; or (z) any failure to maintain and keep in effect any insurance required by any Facility Document; (ii) makes any materially incorrect or misleading representation, warranty, or certificate to the Agent or the Banks when made; or (iii) makes any materially incorrect or misleading representation in any financial statement or other information delivered to the Agent or the Banks;

                  (c) Any event or condition occurs which results in the acceleration of the maturity of any Debt in excess of $250,000 or enables (or, with the giving of notice, lapse of time or otherwise, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

                  (d) A Reportable Event occurs that would permit the PBGC to terminate any employee benefit plan of any Borrower or any member of its ERISA Group, or the occurrence of an ERISA Event which shall not have been cured within 60 days;

                  (e) Any Borrower becomes insolvent or unable to pay its debts as they become due;

                  (f) Any Borrower (i) makes an assignment for the benefit of creditors; (ii) consents to the appointment of a custodian, receiver, or trustee for itself or for a substantial part of its assets; or (iii) commences or consents to any proceeding under any bankruptcy, reorganization, liquidation, insolvency or similar laws of any jurisdiction;

                  (g) A custodian, receiver or trustee is appointed for any Borrower , or for a substantial part of its assets, without its consent and is not removed within 90 days after such appointment;

                  (h) Proceedings are commenced against any Borrower under any bankruptcy, reorganization, liquidation, or similar laws of any jurisdiction, and such proceedings remain undismissed for 90 days after commencement;

                  (i) Any judgment is entered against any Borrower, or any attachment, levy or garnishment is issued against any property of any Borrower, in excess of $250,000, and which judgment, attachment, levy or garnishment has not been discharged or stayed within 30 days after issuance;

                  (j) an aggregate change of 20% or more of the shares or other interests in MPW Group owned of record or beneficially by Monte R. Black, his wife, other members of his immediate family and/or trust(s) for the benefit of any of the foregoing parties occurs because of such shares or interest being sold, assigned, pledged, mortgaged, disposed of or otherwise encumbered or transferred without the prior written consent of the Required Banks;

                  (k) a Change in Control occurs; or

                  (l) other than with respect to the Facility Documents, any Borrower defaults under agreement, obligation or instrument between or among any Borrower or any Bank.

Upon the happening of any of the foregoing Events of Default, the Agent shall
(x) if requested by the Required Banks, by notice to the Borrowers, terminate the Commitment of the Banks to make further Loans or issues Standby L/Cs hereunder, and (y) if requested by the Required Banks, by notice to the Borrower declare all amounts owing under the Notes, this Agreement and all other Facility Documents to be, and the same shall thereupon become, immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby waived by the Borrower, and, in addition, the Borrowers shall return, or cause to be returned, all outstanding Standby L/Cs to Bank One or the Borrowers shall provide cash to the Agent, for the ratable benefit of the Banks, to fully collateralize all outstanding Standby L/Cs which are not so returned; provided that in the case of any of the Events of Default specified in clauses 8.1(e), (f), (g) and (h) above with respect to any Borrower, without any notice to the Borrowers or any other act by the Agent or the Banks, the Commitment shall thereupon terminate and all amounts owing under the Notes, this Agreement and all other Facility Documents shall become immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby waived by the Borrower. Upon the happening of any of the foregoing Events of Default, the Agent and the Banks shall have all of the rights and remedies provided by any law or agreement. The Borrowers, jointly and severally, shall be liable to the Agent and the Banks for all reasonable costs and expenses of every kind incurred in the making or collection of amounts due hereunder and under the Notes and the other Facility Documents, including, without limitation, reasonable attorneys' fees and court costs. These costs and expenses shall include, without limitation, any costs or expenses incurred by the Agent and the Banks in any bankruptcy, reorganization, insolvency or other similar proceeding.

         SECTION 8.2 Application of Proceeds. Any moneys received by the Agent and/or the Banks pursuant to the exercise of any remedies provided herein or in the other Facility Documents or by law shall be applied in the following order of priority:

         First: the payment of each Bank and the Agent for all moneys reasonably advanced by each for taxes, assessments, insurance, costs incurred for the protection of any property of the Borrowers and costs incurred in the collection thereof (including, without limitation, reasonable attorneys' fees and expenses);

       Second:    to collateralize all outstanding Standby L/Cs;

        Third: the payment to the Banks in proportion to the Commitment Percentage (or, if different, the percentage that each Bank's outstanding Loans bears to the aggregate outstanding Loans of all Banks at such time) of all unpaid interest, fees and other sums and/or charges (other than the principal of the Loans) owing to the Banks hereunder and the other Facility Documents;

       Fourth: the payment to the Banks in proportion to the Commitment Percentage (or, if different, the percentage that each Bank's outstanding Loans bears to the aggregate outstanding Loans of all Banks at such time) of all unpaid principal of Loans and unreimbursed L/C Fundings owing to the Banks;

        Fifth: To, or at the direction of, the Borrowers, or as a court of competent jurisdiction otherwise directs.

                                   ARTICLE IX

                                    THE AGENT

         SECTION 9.1 Appointment. Each Bank hereby irrevocably designates and appoints Bank One as Agent of such Bank under this Agreement, each of the Notes and the other

Facility Documents, and each Bank hereby irrevocably authorizes Bank One, as Agent for such Bank, to take such action on its behalf under the provisions of this Agreement, the Notes and the other Facility Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement, the Notes and the other Facility Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, any Note or any other Facility Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Banks, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement, any Note or any other Facility Documents, or otherwise exist against the Agent.

         SECTION 9.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         SECTION 9.3 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be
(i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement, any Note or any other Facility Documents (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to the Banks for any recitals, statements, representations or warranties made by the Borrowers or any officer thereof contained in this Agreement, any Note or any other Facility Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement, any Note or any other Facility Documents or for the value, or validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other Facility Documents, or for any failure of any Borrower to perform its obligations hereunder or thereunder. The Agent shall be under no obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, any Note or any other Facility Documents, or to inspect the properties, books or records of the Borrowers. The Agent shall have no liability or responsibility to any of the Banks in connection with the collection or payment of any sums due to the Banks by the Borrowers, the responsibility of the Agent being only to account to the Banks for monies actually received by it. The use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

         SECTION 9.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes. The Agent shall be fully justified in failing or refusing to take any action under this Agreement, any Note or any other Facility Documents unless it shall first receive such advice or concurrence of the Banks or it shall first be indemnified to its satisfaction by all Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, any Note or any other Facility Documents in accordance with a request of the Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Notes.

         SECTION 9.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from any Bank or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". If the Agent receives such a notice, the Agent shall promptly give notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Banks; provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall reasonably deem advisable in the best interest of the Banks.

         SECTION 9.6 Non-Reliance on Agent and Other Banks. Each Bank expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrowers, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and made its own decision to make its extensions of credit hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, the Notes and the other Facility Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrowers which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

         SECTION 9.7 Indemnification. Each Bank agrees to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to the respective Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expense or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, the Notes and the other Facility Documents or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this Section 9.7 shall survive the payment of the Notes and all other amounts payable hereunder and the other Facility Documents and the termination of this Agreement and the other Facility Documents.

         SECTION 9.8 Bank One in Its Individual Capacity. Bank One and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers as though Bank One were not the Agent hereunder. With respect to its Loans made or renewed by it and any Note issued to it either as Bank One or the Agent, Bank One shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" shall include Bank One in its individual capacity.

         SECTION 9.9 Successor Agent. The Agent may resign as agent at any time by giving notice to the Banks and the Borrowers. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $100 million. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to the rights, powers and duties of the retiring Agent, and the term "Agent" shall mean such successor Agent effective upon its appointment, and the retiring Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such retiring Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                                    ARTICLE X

                             CHANGE IN CIRCUMSTANCES

         SECTION 10.1 Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the funding of a Loan at, or converting the Interest Rate on a Loan to, the Eurodollar Rate:

                  (a) any Bank determines that deposits in Dollars (in the applicable amounts) are not being offered to the Bank in the Eurodollar market for such Interest Period, or

                  (b) any Bank determines that the Eurodollar Rate, as determined by the Agent, will not adequately and fairly reflect the cost to such Bank of funding the Eurodollar Rate Loans for such Interest Period, the Bank shall forthwith give notice thereof to the Agent and the Borrowers, whereupon until the Bank notifies the Agent and the Borrowers that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make Eurodollar Rate Loans or to continue or convert outstanding Loans as or into Eurodollar Rate Loans shall be suspended, and (ii) each outstanding Eurodollar Rate Loan shall be converted into a Base Rate Loan on the date set forth in such notice. Unless the Borrowers notifies the Agent at least one (1) Business Day before the date of any Eurodollar Rate Loan borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such borrowing shall instead be made as a Base Rate Loan.

         SECTION 10.2 Illegality and Impossibility. In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Bank, or any interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive of such authority (whether or not having the force of law), including without limitation exchange controls, shall make it unlawful or impossible for any Bank to make, maintain or fund its Eurodollar Rate Loans and such Bank shall forthwith give notice thereof to the Agent and the Borrowers, whereupon until such Bank notifies the Borrowers that the circumstances giving rise to such suspension no longer exist, the obligation of the Banks to make Eurodollar Rate Loans, or to convert outstanding Base Rate Loans to Eurodollar Rate Loans, shall be suspended. If such notice is given, each Eurodollar Rate Loan of the Banks then outstanding shall be converted to a Base Rate Loan immediately.

         SECTION 10.3 Increased Cost and Reduced Return.

                  (a) In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Bank, or any interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Bank with any guideline, request or directive of any such authority (whether or not having the force of law), shall (i) affect the basis of taxation of payments to any Bank of any amounts payable by the Borrowers under this Agreement or any other Facility Document (other than taxes imposed on the overall net income of the Bank by the jurisdiction, or by any political subdivision or taxing authority of such jurisdiction, in which the Bank has its principal office), or (ii) impose, modify or deem applicable any Eurodollar Reserve Percentage or any such requirement imposed by the Board of Governors of the Federal Reserve System, special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank, or (iii) impose on any Bank or the London interbank market any other condition affecting the Eurodollar Rate Loans, the Notes or any Bank's obligation to make Eurodollar Rate Loans and the result of any of the foregoing is to increase the cost to any Bank of making, funding or maintaining any Eurodollar Rate Loan, or to reduce the amount of any sum received or receivable by the Bank under this Agreement or under any Note with respect thereto, by any amount deemed by any Bank to be material, then, within 15 days after demand by such Bank, the Borrowers shall pay to the Bank such additional amount or amounts sufficient to compensate the Bank for such increased cost or reduction.

                  (b) In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Bank or any interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Bank with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk-based capital guidelines, affects or would affect the amount of capital required or expected to be maintained by any Bank (or any corporation controlling such Bank) and the Bank determines that the amount of such capital is increased by or based upon the existence of the Bank's obligations hereunder and such increase has the effect of reducing the rate of return on the Bank's (or such controlling corporation's) capital as a consequence of such obligations hereunder to a level below that which the Bank (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy) by an amount deemed by the Bank to be material, then, within 15 days after demand by the Bank, the Borrowers shall pay to the Bank such additional amount or amounts sufficient to compensate the Bank for such reduction.

                  (c) A Bank shall promptly notify the Agent and the Borrowers of any event of which it has knowledge, occurring after the date hereof, which will entitle the Bank to compensation pursuant to this Section 10.3. A certificate of the Bank claiming compensation under this Section 10.3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive and binding for all purposes, absent manifest error. In determining such amount, the Bank may use any reasonable averaging and attribution methods.

         SECTION 10.4 TAXES.

                  (a) For the purposes of this Section 10.4, the following terms have the following meanings:

                           "Taxes" shall mean any and all present or future
taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Borrowers pursuant to this Agreement or under any Note, and all liabilities with respect thereto, excluding, in the case of any Bank, taxes imposed on its income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which the Bank is organized, in which its principal executive office is located or the State of Ohio.

                           "Other Taxes" shall mean any present or future stamp
or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or, any Note or any other Facility Document.

                  (b) Any and all payments by the Borrowers to or for the account of any Bank or the Agent hereunder or under any Note or other Facility Document shall be made without deduction for any Taxes or Other Taxes; provided that, if the Borrowers shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 10.4) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions, (iii) the Borrowers shall pay the full amount deducted to the relevant taxation authority or other Governmental Authority in accordance with applicable law, and (iv) the Borrowers shall furnish to the Agent, at its address referred to in Section 11.4, the original or a certified copy of a receipt evidencing payment thereof.

                  (c) The Borrowers agree to indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 10.4) paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; provided, however, if any Bank or the Agent successfully defends against any claim so asserted, and such outcome would also be applicable as to all of such Bank's transactions with customers similarly or analogously situated, the indemnification provided for shall be proportionally reduced. This indemnification provided for in this subsection (c) shall be paid within 15 days after such Bank or the Agent (as the case may be) makes demand therefor.


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



         SECTION 10.5 Base Rate Loans Substituted for Affected Eurodollar Rate Loans. If (a) the obligation of any Bank to make, or convert outstanding Loans to, Eurodollar Rate Loans has been suspended pursuant to the terms of this Agreement, or (b) any Bank has demanded compensation under Section 10.3 or 10.4 with respect to its Eurodollar Rate Loans and the Borrowers shall, by at least five Business Days' prior notice to such through the Agent, have elected that the provisions of this Section 10.5 shall apply to such Bank, then, unless and until such Bank notifies the Agent and the Borrowers that the circumstances giving rise to such suspension or demand for compensation no longer exist:

                  (a) all Loans which would otherwise be made by the Bank as (or continued as or converted into) Eurodollar Rate Loans shall instead be Base Rate Loans; and

                  (b) after each of its Eurodollar Rate Loans has been repaid (or converted to a Base Rate Loan), all payments of principal which would otherwise be applied to repay such Eurodollar Rate Loans shall be applied to repay its Base Rate Loans instead.

If the Bank notifies the Agent and the Borrowers that the circumstances giving rise to such notice no longer apply, the principal amount of each such Base Rate Loan shall be converted into a Eurodollar Rate Loan on the date set forth in such notice.

                                   ARTICLE XI

                                  MISCELLANEOUS

         SECTION 11.1 Expenses. Whether or not the transactions herein contemplated shall be consummated, the Borrowers agree to pay all out-of-pocket expenses (including reasonable fees and expenses of counsel) of the Agent and the Banks incurred in connection with the preparation of this Agreement, the Notes, any amendments or supplements to this Agreement and the other Facility Documents, any audit, appraisal or other such service deemed necessary or desirable by the Agent or the Banks for the preparation of the Agreement, underwriting documents or enforcing the Agent's and the Banks' rights hereunder, and all out-of-pocket expenses (including reasonable fees and expenses of their respective counsel) incidental to the enforcement of the rights of the Agent and the Banks under any provisions of this Agreement, the Notes and any other Facility Document.

         SECTION 11.2 Covenants to Survive, Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the Agent, the Banks, the Borrowers and their respective successors or assigns; provided, however, that the Borrowers may not assign or otherwise dispose of any of its rights or obligations hereunder. All covenants, agreements, warranties and representations made herein, and in all certificates and documents delivered in connection with this Agreement by or on behalf of the Borrowers shall survive the execution and delivery hereof and thereof, and all such covenants, agreements, representations and warranties shall inure to the respective successors and assigns of the Banks whether or not so expressed.

         SECTION 11.3 Waivers. No failure on the part of the Agent or the Banks to exercise and no delay in exercising any right or remedy hereunder or under the Notes or any other Facility Documents shall operate as a waiver thereof, nor shall any single or partial exercise by the Agent or the Banks of any right, remedy or power hereunder thereunder preclude any other right, remedy or power. The rights, remedies and powers provided herein, in the Notes and the other Facility Documents are cumulative and not exclusive of any other rights, remedies or powers which the Agent, the Banks or any holder of the Notes, would otherwise have. Notice to or demand on the Borrowers in any circumstance in which the terms of this Agreement, the Notes or the other Facility Documents do not require notice or demand to be given shall not entitle the Borrowers to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent, the Banks or the holder of any Notes to take any other further action in any circumstances without notice or demand.

         SECTION 11.4 Notices. Notice from one party to another relating to this Agreement shall be deemed effective if made in writing (including telecommunications) and delivered to the recipient's address, telex number or facsimile number set forth below (or to such other address or number as such party shall give notice) by any of the following means: (i) hand delivery, (ii) registered or certified mail, postage prepaid, with return receipt requested,
(iii) Federal Express, Airborne Express or like overnight courier service or
(iv) telecopy, telex or other wire transmission with request for assurance of receipt in a manner typical with respect to communications of that type. Notice made in accordance with this Section 11.4 shall be deemed delivered on receipt if delivered by hand or wire transmission, on the third business day after mailing if mailed by registered or certified mail, or the next Business Day after mailing or deposit with an overnight courier service if delivered by express mail or overnight courier for next day delivery.

         If to Bank One:          Bank One, NA
                                  Corporate Banking
                                  100 East Broad Street
                                  Columbus, OH 43271-0170
                                  Attention: Thomas E. Redmond,
                                  Vice President

         with a copy to:          Schottenstein,  Zox & Dunn
                                  41 South High Street, Suite 2600
                                  Columbus, OH 43215
                                  Attention: Jay R. Dingledy, Esq.

         If to NCB:               National City Bank
                                  155 East Broad Street
                                  Columbus, OH 43251-0034
                                  Attention: Brian T. Strayton,
                                  Vice President

         with a copy to:          National City Bank
                                  155 East Broad Street
                                  Columbus, OH 43251
                                  Attention: Robert G. Hartmann, Esq.,

         If to the Agent:         Bank One, NA
                                  Corporate Banking
                                  100 East Broad Street
                                  Columbus, OH 43271-0170
                                  Attention: Thomas E. Redmond,
                                  Vice President

         with a copy to:          Schottenstein,  Zox & Dunn
                                  41 South High Street, Suite 2600
                                  Columbus, OH 43215
                                  Attention: Jay R. Dingledy, Esq.

         If to the Borrowers:     MPW Industrial Services Group, Inc.
                                  9711 Lancaster Road, S. E.
                                  Hebron, OH 43025
                                  Attention: Daniel P. Buettin, Chief Financial
Officer

         with a copy to:          MPW Industrial Services Group, Inc.
                                  9711 Lancaster Road, S. E.
                                  Hebron, OH 43025
                                  Attention: Robert J. Gilker, Esq.

         SECTION 11.5 Severability, Entire Agreement, Effectiveness. Every provision of this Agreement, the Notes and the other Facility Documents is intended to be severable; if any term or provision of this Agreement, any Note or other Facility Document shall be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions hereof or thereof shall not in any way be affected or impaired thereby. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. All exhibits and schedules to this Agreement shall be annexed hereto and shall be deemed to be part of this Agreement. This Agreement and the exhibits and schedules attached hereto and the other Facility Documents embody the entire agreement and understanding between the Borrowers, the Agent and the Banks and supersede all prior agreements and understandings relating to the subject matter hereof. This Agreement shall become effective upon receipt by the Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, facsimile or other written confirmation from such party of execution of a counterpart hereof by such party).

         SECTION 11.6 Governing Law; Venue. This Agreement, the Notes and all other Facility Documents are being delivered, and are intended to be performed in, the State of Ohio and shall be construed and enforceable in accordance with, and governed by, the laws of the State of Ohio. Each Borrower agrees that any legal suit, action or proceeding arising out of or related to this Agreement or any other Facility Document or the transactions contemplated hereby and thereby may be instituted in a state of federal court of appropriate jurisdiction in Franklin County, Ohio, waives any objection which it may have now or hereafter to the venue of any such suit, action or proceeding, and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding.

         SECTION 11.7 Security and Right of Setoff. Each Borrower hereby grants to the Banks a right of setoff for all Setoff Obligations of the Borrower to each Bank hereunder in and to any and all moneys of the Borrower and the proceeds thereof now or hereafter held or received by or in transit to either Bank from or for the account of the Borrower, whether for safekeeping, pledge, transmission, collection or otherwise, and also upon any and all deposits (general and special), account balances and credits of the Borrower with either Bank at any time existing. Each Bank is hereby expressly and irrevocably authorized by the Borrower at any time and from time to time upon or after the occurrence of an Event of Default, without notifying the Borrower, to setoff and appropriate all items hereinbefore referred to in this Section 11.7. All items so setoff and appropriated shall be delivered to the Agent for delivery to and allocation among the Banks in accordance with each Bank's respective Commitment Percentage and shall be applied first by each Bank to the Borrower's obligations hereunder and the other Facility Documents and thereafter to all other Setoff Obligations of the Borrower to such Bank, and the Borrower shall continue to be liable to the Banks for any deficiency with interest at the applicable rates. Each Borrower hereby irrevocably consents that the Banks shall have the right of possessing, setting-off, appropriating and applying such items for the benefit of the Banks and paying or delivering over to the Banks any of such items for application in accordance with the provisions hereof. Any sums so set-off shall be held in trust by the Agent for the pro rata benefit of all Banks with respect to their respective Loans.

         SECTION 11.8 Amendments and Waivers. Any provision of this Agreement, the Notes or any other Facility Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitment of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for any scheduled reduction or termination of any Commitment, (iv) change the aggregate amount of Loans required to be repaid on any date pursuant to this Agreement, (v) amend or waive this Section 11.8 or any of the financial covenants set forth in Section 7.6, (vi) change the Commitment Percentage of any Bank, (vii) change the aggregate unpaid principal amount of the Notes, or (viii) or the definition of Required Banks.

         SECTION 11.9 Taxes and Fees. Should any tax (other than a tax based upon the net income of the Banks) or any recording or filing fees become payable in respect of this Agreement, the Notes or any other Facility Document or any amendment, modification or supplement hereof or thereof, the Borrowers agrees, jointly and severally, to pay the same together with any interest or penalties thereon and agree to hold the Banks harmless with respect thereof.

         SECTION 11.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement. It shall not be necessary in making proof of this Agreement or of any document required to be executed and delivered in connection herewith to produce or account for more than one counterpart.

         SECTION 11.11 Effective Date. This Agreement shall be effective at such time as executed counterparts of this Agreement have been delivered by the Borrowers to the Agent.

         SECTION 11.12 WAIVER OF JURY TRIAL. THE BANKS, THE AGENT AND THE BORROWERS HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THE BANKS, THE AGENT AND THE BORROWERS ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, THE NOTES, ANY OTHER FACILITY DOCUMENT, OR ANY RELATIONSHIP BETWEEN THE BANKS, THE AGENT AND THE BORROWERS. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANKS TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER LOAN DOCUMENTS.

         SECTION 11.13 Arbitration. The Banks, the Agent and Borrowers agree that upon the written demand of any party, whether made before or after the institution of any legal proceedings, but prior to the rendering of any judgment in that proceeding, all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this Agreement, any other Facility Document or otherwise, including without limitation contract disputes and tort claims, shall be resolved by binding arbitration pursuant to the Commercial Rules of the American Arbitration Association ("AAA"). Any arbitration proceeding held pursuant to this arbitration provision shall be conducted in the city nearest MPW Group's address having an AAA regional office, or at any other place selected by mutual agreement of the parties. This arbitration provision shall not limit the right of any party during any dispute, claim or controversy to seek, use, and employ ancillary, or preliminary rights and/or remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting, foreclosing upon or proceeding under forcible entry and detainer for possession of, any real or personal property, and any such action shall not be deemed an election of remedies. Such remedies include, without limitation, obtaining injunctive relief or a temporary restraining order, invoking a power of sale under any deed of trust or mortgage, obtaining a writ of attachment or imposition of a receivership, or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code or when applicable, a judgment by confession of judgment. Any disputes, claims or controversies concerning the lawfulness or reasonableness of an act, or exercise of any right or remedy concerning any property, including any claim to rescind, reform or otherwise modify any agreement relating to any property, shall also be arbitrated; provided, however that no arbitrator shall have the right or the power to enjoin or restrain any act of either party. Judgement upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing in this arbitration provision shall preclude either party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of any action for these purposes. The Federal Arbitration Act (Title 9 of the United States Code) shall apply to the construction, interpretation, and enforcement of this arbitration provision.

         SECTION 11.14 Waiver of Subrogation. Each Borrower expressly waives any and all rights of subrogation, contribution, reimbursement, indemnity, exoneration, implied contract, recourse to security or any other claim (including any claim, as that term is defined in the federal Bankruptcy Code, and any amendments) which such Borrower may now have or later acquire against any other Borrowers, any other entity directly or contingently liable for the obligations of the Borrowers under this Agreement, the Notes and all other Facility Documents, arising from the existence or performance of such Borrower's obligations under this Agreement and the other Facility Documents.

         SECTION 11.15 Additional Borrowers. Each Person which becomes a Subsidiary after the Closing Date shall be required to become a party to this Agreement, the Notes and each Standby L/C Application by the execution and delivery by such a Subsidiary and the Agent of the Supplement in the form of Exhibit B attached hereto. Upon such execution and delivery, each such Subsidiary shall become a Borrower under this Agreement, the Notes and the Standby L/C Applications with the same force and effect as if originally named a Borrower under this Agreement, the Notes and the Standby L/C Applications. The execution of and delivery of any such Supplements shall not require the consent of any Borrower. The rights and obligations of each Borrower under the Agreement, the Notes and the Standby L/C Applications shall remain in full force and effect notwithstanding the addition of any new Borrower to this Agreement, the Notes and the Standby L/C Applications.

         SECTION 11.16 Year 2000 Compliance.

                  (a) Each Borrower represents and warrants as follows to the Banks that: (i) as of the date of any request for an advance of the Loan, (ii) as of the date of any renewal, extension or modification of the Loan, and (iii) at all times the Loan or the Commitment is outstanding:

                  (A) All devices, systems, machinery, information technology, computer software and hardware, and other date sensitive technology (jointly and severally the "Systems") necessary for the Borrowers to carry on their business as presently conducted and as contemplated to be conducted in the future are Year 2000 Compliant or will be Year 2000 Compliant within a period of time calculated to result in no material disruption of any of Borrowers' business operations.

                  (B) To the extent currently necessary for its operations, each Borrower has developed a plan and time line for becoming Year 2000 Compliant on a timely basis, and to date, implemented any such plan in accordance with that timetable in all material respects.

                  (C) No Borrower has any specific knowledge that any of its key suppliers, vendors, and customers will not be Year 2000 Compliant. For purposes hereof, "key suppliers, vendors, and customers" refers to those suppliers, vendors, and customers of each Borrower whose business failure would, with reasonable probability, result in a material adverse change in the business, properties, condition (financial or otherwise), or prospects of each Borrower. For purposes of this paragraph, each Bank, as a lender of funds under the terms of the Loan, confirms, separately as to itself and not jointly, to Borrowers that it has initiated its own corporate-wide Year 2000 program with respect to its lending activities.

                  (b) Each Borrower covenants and agrees with the Banks that, while the Loan is outstanding, each Borrower shall:

                  (i) Furnish such additional information, statements and other reports with respect to Borrowers' activities, course of action and progress towards becoming Year 2000 Compliant as the Banks or the Agent may request from time to time.

                  (ii) In the event of any change in circumstances that causes or will likely cause any of any Borrower's representations and warranties with respect to its being or becoming Year 2000 Compliant to no longer be true (hereinafter, referred to as a "Change in Circumstances"), then such Borrower shall promptly, and in any event within ten (10) days of receipt of information regarding a Change in Circumstances, provide the Banks with written notice (the "Notice") that describes in reasonable detail the Change in Circumstances and how such Change in Circumstances caused or will likely cause such Borrower's representations and warranties with respect to being or becoming Year 2000 Compliant to no longer be true. Such Borrower shall, within ten (10) days of a request, also provide the Banks with any additional information the Banks or the Agent requests of such Borrower in connection with the Notice and/or a Change in Circumstances.

                  (iii) Promptly upon its becoming available, furnish to the Banks one copy of each financial statement, report, notice, or proxy statement sent by any Borrower to stockholders generally and of each regular or periodic report, registration statement or prospectus filed by any Borrower with any securities exchange or the Securities and Exchange Commission or any successor agency, and of any order issued by any Governmental Authority in any proceeding to which any Borrower is a party.

                  (iv) Give any representative of the Banks and the Agent reasonable access during all business hours to, and permit such representative to examine, copy or make excerpts from, any and all books, records and documents in the possession of each Borrower and relating to its affairs, and to inspect any of the properties and Systems of each Borrower, and to project test the Systems to determine if they are Year 2000 Compliant in an integrated environment, all at the sole cost and expense of the Banks.

                  (c) Notwithstanding anything to the contrary which may be set forth in the Facility Documents, failure to comply with any term or condition set forth in this Section 11.16, and breach of any representation and warranty set forth in this Section 11.16, which failure or breach shall not have been cured to the Bank's satisfaction within thirty (30) days of the date written notice is given by the Agent to any Borrower of such failure or breach, shall thereupon be deemed as an Event of Default, and shall permit the Banks and the Agent to immediately (without any entitlement by the Borrowers to cure such default) exercise any of the Banks' or the Agent's rights or remedies set forth in the Facility Documents or available under applicable law.

                                   ARTICLE XII

                         ASSIGNMENTS AND PARTICIPATIONS

         SECTION 12.1  Assignments.

                  (a) Any Bank may at any time assign to one or more Banks or other institutions (each an "Assignee") all, or a proportionate part (equivalent to an initial Commitment of not less than $5 million, or any higher multiple of $5 million) of all, of its rights and obligations under this Agreement and its Note, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit C hereto executed by such Assignee and such transferor Bank. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (a), the transferor Bank, the Agent, the other Banks and the Borrowers shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee and the Assignee is made a party to this Agreement. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States or a state thereof, it shall deliver to the Borrowers and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes.

                  (b) Any Bank may at any time assign all or any portion of its rights and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

         SECTION 12.2 Participations.

                  (a) Each Bank may sell participations to one or more Participants in or to all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and Loans); provided, however, that (i) such Bank's obligations under this Agreement (including its Commitment to the Borrowers hereunder) shall remain unchanged; (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations; (iii) the Borrowers, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement; (iv) each such participation shall be solely to a Participant; and (v) any Participant which is not an affiliate of such Bank shall have no right to require such Bank to take or omit to take any action under this Agreement, the Notes or other Facility Documents, including, but not limited to, action extending the final maturity date of any Loan in which the Participant has a participation, reducing the interest rate, fees or commissions on any Loan in which such participation was sold, forgiving any principal of or interest, fees or commissions payable on any Loan in which such participation was sold or releasing of all or substantially all of any collateral as security for the obligations of the Borrowers under the Facility Documents. Each Bank agrees to incorporate the requirements set forth in the preceding sentence into each participation agreement which such Bank enters into with any Participant. The Borrowers agree that if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable, each Participant shall, to the extent permitted by applicable law, be deemed to have all rights of payment (including, without limitation, rights of setoff) in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement; provided, however, that any Participant exercising such right shall be obligated to share with the Banks, as if such Participant were a "Bank" hereunder, the amount of any such payment or setoff in accordance with this Agreement.

                  (b) The Borrowers agree that each Participant shall, except to the extent provided in its participation agreement, be entitled to the benefits of this Agreement and the other Facility Documents with respect to its participating interest. An assignment or other transfer which is not permitted by Section 12.1 shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this Section 12.2.

         SECTION 12.3 Disclosure of Information. A Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Article XII, disclose to the Assignee, Participant, proposed Assignee or proposed Participant any information relating to the Borrowers furnished to the Bank by or on behalf of the Borrowers; provided that such proposed Assignee or Participant, if not an affiliate of such Bank, executes a confidentiality letter in favor of the Borrowers, which letter shall be in form and substance reasonably satisfactory to the Borrowers.

         SECTION 12.4 Consent of Borrowers. Notwithstanding any other provision contained in this Article 12, if any assignment and/or participation permitted by Section 12.1 and 12.2, respectively, would result in Bank One and NCB not directly retaining Commitments required for Bank One and NCB, collectively, to constitute the Required Banks, the written consent of the Borrowers must be obtained prior to the consummation of any such assignment and/or participation, which consent shall not be unreasonably withheld by the Borrowers.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first written above.

                                  BANKS:

                                  Bank One, NA
                                    a national banking association

                                  By: /s/ Thomas E. Redmond
                                      ------------------------------------------
                                      Thomas E. Redmond, Vice President

                                  National City Bank
                                      a national banking association

                                  By: /s/ Brian T. Strayton
                                      ------------------------------------------
                                      Brian T. Strayton, Vice President

                                  AGENT:

                                  Bank One, NA


                                  By: /s/ Thomas E. Redmond
                                      ------------------------------------------
                                      Thomas E. Redmond, Vice President

                                  BORROWERS:

                                  MPW Industrial Services Group, Inc.

                                  By: /s/ Daniel P. Buettin
                                      ------------------------------------------
                                       Daniel P. Buettin, Vice President and
                                           Chief Financial Officer

                                  Aquatech Environmental Services, Inc.

                                  By: /s/ Peter G. Schumacher
                                      ------------------------------------------
                                       Peter G. Schumacher, Vice President
                                                and Treasurer

                                  Each of the Subsidiaries Listed on
                                  Schedule I Hereto

                                  By: /s/ Daniel P. Buettin
                                      ------------------------------------------
                                      Daniel P. Buettin, Vice President and
                                              Chief Financial Officer

                                   SCHEDULE I

                                  Subsidiaries


MPW Industrial Services, Inc.
MPW Industrial Services, Ltd.
MPW Management Services Corp.
Weston Engineering, Inc.
ESI International, Inc.
ESI-North Limited
MPW Container Management Corp.
Maintenance Concepts, Inc.
MPW Container Management Corp. of Michigan
Gauthier Enterprises, Inc.
Clean Room Management Services, Inc.

                                   SCHEDULE A

Required Property Insurance Coverage and Required Public Liability Insurance Coverage


   Policy Type                              Deductible
  ------------                              ----------
General Liability                         $ 250,000.00
Large Fleet                                 100,000.00
Umbrella                                     10,000.00
Workers' Compensation                        25,000.00
Pollution                                   500,000.00
Auto Pollution                              250,000.00
Property/Contractors Equipment                1,000.00
Excess Workers' Compensation (Ohio)         350,000.00
Small Fleet                                  25,000.00
Aviation                                    250,000.00
Employee Dishonesty                          25,000.00

                                  SCHEDULE 5.20

                             Contingent Obligations
---------------------------------------------------
       1. Contingent Obligations owed to the Banks.

                                    EXHIBIT A

                       FORM OF REVOLVING CREDIT LOAN NOTES

                           REVOLVING CREDIT LOAN NOTE


$45,000,000.00                Columbus, Ohio                   November 2, 1998


         Promise to Pay. Not later than November 1, 2001, for value received, MPW Industrial Services Group, Inc. ("MPW Group"), Aquatech Environmental, Inc. and each other Subsidiary of MPW listed on Schedule I attached hereto or made a party hereto in accordance with the terms hereof (collectively, the "Borrowers"), jointly and severally, hereby promise to pay to the order of Bank One, NA (the "Bank") or its assigns, as further provided herein, the principal amount of Forty-five Million Dollars ($45,000,000) or, if such principal is less, the aggregate unpaid principal amount of all Loans made by the Bank to the Borrowers pursuant to the Revolving Credit Loan Agreement referred to below, together with interest on the unpaid principal balance from time to time outstanding hereunder until paid in full at the rates of interest determined in accordance with such Revolving Credit Loan Agreement. Such interest shall be due and payable on the dates set forth in such Revolving Credit Loan Agreement. Both principal and interest are payable in federal funds or other immediately available money of the United States of America at the main office of the Agent (defined below) located at 100 East Broad Street, Columbus, Ohio 43215, or such other address as the Agent may hereafter designate by notice to the Borrowers.

         Loan Agreement. This Revolving Credit Loan Note is one of the Notes referred to in the Revolving Credit Loan Agreement among the Borrowers, the Bank, National City Bank and Bank One, NA, as Agent (the "Agent"), dated as of November 2, 1998, as the same may be amended, modified, supplemented, renewed, extended, restated or replaced from time to time (the "Agreement"), which Agreement, as so amended, is incorporated by reference herein. All capitalized terms used herein shall have the same meanings as are assigned to such terms in the Agreement. This Revolving Credit Loan Note is entitled to the benefits of and is subject to the terms, conditions and provisions of the Agreement. The Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, and also for repayments and reborrowings on account of the principal hereof prior to maturity upon the terms, conditions and provisions specified therein. The Borrowers and each endorser and any other party liable on this Revolving Credit Loan Note severally waive demand, presentment, notice of dishonor and protest, and consent to any extension or postponement of time of its payment without limit as to the number or period, to any substitution, exchange or release of all or part of any collateral securing this Revolving Credit Loan Note, to the addition of any party, and to the release or discharge of, or suspension of any rights and remedies against, any person who may be liable for the payment of this Revolving Credit Loan Note.

         Setoff. Any and all moneys now or at any time hereafter owing to the Borrowers from the holder hereof are hereby pledged for the security of this and all other Debt from the Borrowers to the holder hereof, and may, upon the occurrence and during the continuation of any Event of Default, be paid and applied thereon whether such Debt be then due or is to become due, except for (a) funds necessary to cover checks for the payment of taxes or employee contributions in which the Borrowers have no beneficial interest issued to third parties prior to the date any setoff is claimed by the Bank and (b) accounts maintained, but not substantially overfunded, for the payment of taxes or employee contributions in which the Borrowers have no beneficial interest.

         Arbitration. The Bank, the Agent and Borrowers agree that upon the written demand of any party, whether made before or after the institution of any legal proceedings, but prior to the rendering of any judgment in that proceeding, all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this Revolving Credit Loan Note, the Agreement, any other Facility Document or otherwise, including without limitation contract disputes and tort claims, shall be resolved by binding arbitration pursuant to the Commercial Rules of the American Arbitration Association ("AAA"). Any arbitration proceeding held pursuant to this arbitration provision shall be conducted in the city nearest MPW Group's address having an AAA regional office, or at any other place selected by mutual agreement of the parties. This arbitration provision shall not limit the right of any party during any dispute, claim or controversy to seek, use, and employ ancillary, or preliminary rights and/or remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting, foreclosing upon or proceeding under forcible entry and detainer for possession of, any real or personal property, and any such action shall not be deemed an election of remedies. Such remedies include, without limitation, obtaining injunctive relief or a temporary restraining order, invoking a power of sale under any deed of trust or mortgage, obtaining a writ of attachment or imposition of a receivership, or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code or when applicable, a judgment by confession of judgment. Any disputes, claims or controversies concerning the lawfulness or reasonableness of an act, or exercise of any right or remedy concerning any property, including any claim to rescind, reform or otherwise modify any agreement relating to any property, shall also be arbitrated; provided, however that no arbitrator shall have the right or the power to enjoin or restrain any act of either party. Judgement upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing in this arbitration provision shall preclude either party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of any action for these purposes. The Federal Arbitration Act (Title 9 of the United States Code) shall apply to the construction, interpretation, and enforcement of this arbitration provision.

         WAIVER OF JURY TRIAL. THE BORROWERS AND THE BANK (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR

OTHERWISE) BETWEEN OR AMONG THE BANK, THE AGENT AND THE BORROWERS ARISING OUT OF OR IN ANY WAY RELATED TO THE AGREEMENT, THIS REVOLVING CREDIT LOAN NOTE, ANY OTHER FACILITY DOCUMENT, OR ANY RELATIONSHIP BETWEEN THE BANK AND THE BORROWERS. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER FACILITY DOCUMENTS.

         Additional Borrowers. Each Person which becomes a Subsidiary after the Closing Date shall be required to become a party to the Agreement and this Revolving Credit Loan Note by the execution and delivery by such a Subsidiary and the Agent of the Supplement in the form of Exhibit B attached to the Agreement. Upon such execution and delivery, each such Subsidiary shall become a Borrower under the Agreement and this Revolving Credit Loan Note with the same force and effect as if originally named a Borrower under the Agreement and this Revolving Credit Loan Note. The execution of and delivery of any such Supplements shall not require the consent of any Borrower. The rights and obligations of each Borrower under the Agreement and this Revolving Credit Loan Note shall remain in full force and effect notwithstanding the addition of any new Borrower to the Agreement and this Revolving Credit Loan Note. Each such Supplement, or a photocopy thereof (which shall be as effective as a manually signed counterpart of the Supplement) shall be attached to this Revolving Credit Loan Note as an allonge.

                                  BORROWERS:

                                  MPW Industrial Services Group, Inc.

                                  By:
                                      ------------------------------------------
                                       Daniel P. Buettin, Vice President and
                                           Chief Financial Officer

                                  Aquatech Environmental Services, Inc.

                                  By:
                                      ------------------------------------------
                                       Peter G. Schumacher, Vice President
                                                and Treasurer

                                  Each of the Subsidiaries Listed on
                                  Schedule I Hereto

                                  By:
                                      ------------------------------------------
                                      Daniel P. Buettin, Vice President and
                                              Chief Financial Officer

                                   SCHEDULE I

                                  Subsidiaries


MPW Industrial Services, Inc.
MPW Industrial Services, Ltd.
MPW Management Services Corp.
Weston Engineering, Inc.
ESI International, Inc.
ESI-North Limited
MPW Container Management Corp.
Maintenance Concepts, Inc.
MPW Container Management Corp. of Michigan
Gauthier Enterprises, Inc.
Clean Room Management Services, Inc.

                           REVOLVING CREDIT LOAN NOTE


$30,000,000.00                   Columbus, Ohio                 November 2, 1998


         Promise to Pay. Not later than November 1, 2001, for value received, MPW Industrial Services Group, Inc. ("MPW Group"), Aquatech Environmental, Inc. and each other Subsidiary of MPW listed on Schedule I attached hereto or made a party hereto in accordance with the terms hereof (collectively, the "Borrowers"), jointly and severally, hereby promise to pay to the order of National City Bank (the "Bank") or its assigns, as further provided herein, the principal amount of Thirty Million Dollars ($30,000,000) or, if such principal is less, the aggregate unpaid principal amount of all Loans made by the Bank to the Borrowers pursuant to the Revolving Credit Loan Agreement referred to below, together with interest on the unpaid principal balance from time to time outstanding hereunder until paid in full at the rates of interest determined in accordance with such Revolving Credit Loan Agreement. Such interest shall be due and payable on the dates set forth in such Revolving Credit Loan Agreement. Both principal and interest are payable in federal funds or other immediately available money of the United States of America at the main office of the Agent (defined below) located at 100 East Broad Street, Columbus, Ohio 43215, or such other address as the Agent may hereafter designate by notice to the Borrowers.

         Loan Agreement. This Revolving Credit Loan Note is one of the Notes referred to in the Revolving Credit Loan Agreement among the Borrowers, the Bank, Bank One, NA and Bank One, NA, as Agent (the "Agent"), dated as of November 2, 1998, as the same may be amended, modified, supplemented, renewed, extended, restated or replaced from time to time (the "Agreement"), which Agreement, as so amended, is incorporated by reference herein. All capitalized terms used herein shall have the same meanings as are assigned to such terms in the Agreement. This Revolving Credit Loan Note is entitled to the benefits of and is subject to the terms, conditions and provisions of the Agreement. The Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, and also for repayments and reborrowings on account of the principal hereof prior to maturity upon the terms, conditions and provisions specified therein. The Borrowers and each endorser and any other party liable on this Revolving Credit Loan Note severally waive demand, presentment, notice of dishonor and protest, and consent to any extension or postponement of time of its payment without limit as to the number or period, to any substitution, exchange or release of all or part of any collateral securing this Revolving Credit Loan Note, to the addition of any party, and to the release or discharge of, or suspension of any rights and remedies against, any person who may be liable for the payment of this Revolving Credit Loan Note.

         Setoff. Any and all moneys now or at any time hereafter owing to the Borrowers from the holder hereof are hereby pledged for the security of this and all other Debt from the Borrowers to the holder hereof, and may, upon the occurrence and during the continuation of any Event of Default, be paid and applied thereon whether such Debt be then due or is to become due, except for (a) funds necessary to cover checks for the payment of taxes or employee contributions in which the Borrowers have no beneficial interest issued to third parties prior to the date any setoff is claimed by the Bank and (b) accounts maintained, but not substantially overfunded, for the payment of taxes or employee contributions in which the Borrowers have no beneficial interest.

         Arbitration. The Bank, the Agent and Borrowers agree that upon the written demand of any party, whether made before or after the institution of any legal proceedings, but prior to the rendering of any judgment in that proceeding, all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this Revolving Credit Loan Note, the Agreement, any other Facility Document or otherwise, including without limitation contract disputes and tort claims, shall be resolved by binding arbitration pursuant to the Commercial Rules of the American Arbitration Association ("AAA"). Any arbitration proceeding held pursuant to this arbitration provision shall be conducted in the city nearest MPW Group's address having an AAA regional office, or at any other place selected by mutual agreement of the parties. This arbitration provision shall not limit the right of any party during any dispute, claim or controversy to seek, use, and employ ancillary, or preliminary rights and/or remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting, foreclosing upon or proceeding under forcible entry and detainer for possession of, any real or personal property, and any such action shall not be deemed an election of remedies. Such remedies include, without limitation, obtaining injunctive relief or a temporary restraining order, invoking a power of sale under any deed of trust or mortgage, obtaining a writ of attachment or imposition of a receivership, or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code or when applicable, a judgment by confession of judgment. Any disputes, claims or controversies concerning the lawfulness or reasonableness of an act, or exercise of any right or remedy concerning any property, including any claim to rescind, reform or otherwise modify any agreement relating to any property, shall also be arbitrated; provided, however that no arbitrator shall have the right or the power to enjoin or restrain any act of either party. Judgement upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing in this arbitration provision shall preclude either party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of any action for these purposes. The Federal Arbitration Act (Title 9 of the United States Code) shall apply to the construction, interpretation, and enforcement of this arbitration provision.

         WAIVER OF JURY TRIAL. THE BORROWERS AND THE BANK (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR

OTHERWISE) BETWEEN OR AMONG THE BANK, THE AGENT AND THE BORROWERS ARISING OUT OF OR IN ANY WAY RELATED TO THE AGREEMENT, THIS REVOLVING CREDIT LOAN NOTE, ANY OTHER FACILITY DOCUMENT, OR ANY RELATIONSHIP BETWEEN THE BANK AND THE BORROWERS. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER FACILITY DOCUMENTS.

         Additional Borrowers. Each Person which becomes a Subsidiary after the Closing Date shall be required to become a party to the Agreement and this Revolving Credit Loan Note by the execution and delivery by such a Subsidiary and the Agent of the Supplement in the form of Exhibit B attached to the Agreement. Upon such execution and delivery, each such Subsidiary shall become a Borrower under the Agreement and this Revolving Credit Loan Note with the same force and effect as if originally named a Borrower under the Agreement and this Revolving Credit Loan Note. The execution of and delivery of any such Supplements shall not require the consent of any Borrower. The rights and obligations of each Borrower under the Agreement and this Revolving Credit Loan Note shall remain in full force and effect notwithstanding the addition of any new Borrower to the Agreement and this Revolving Credit Loan Note. Each such Supplement, or a photocopy thereof (which shall be as effective as a manually signed counterpart of the Supplement) shall be attached to this Revolving Credit Loan Note as an allonge.

                                  BORROWERS:

                                  MPW Industrial Services Group, Inc.

                                  By:
                                      ------------------------------------------
                                       Daniel P. Buettin, Vice President and
                                           Chief Financial Officer

                                  Aquatech Environmental Services, Inc.

                                  By:
                                      ------------------------------------------
                                       Peter G. Schumacher, Vice President
                                                and Treasurer

                                  Each of the Subsidiaries Listed on
                                  Schedule I Hereto

                                  By:
                                      ------------------------------------------
                                      Daniel P. Buettin, Vice President and
                                              Chief Financial Officer

                                   SCHEDULE I

                                  Subsidiaries


MPW Industrial Services, Inc.
MPW Industrial Services, Ltd.
MPW Management Services Corp.
Weston Engineering, Inc.
ESI International, Inc.
ESI-North Limited
MPW Container Management Corp.
Maintenance Concepts, Inc.
MPW Container Management Corp. of Michigan
Gauthier Enterprises, Inc.
Clean Room Management Services, Inc.

                                    EXHIBIT B

                               FORM OF SUPPLEMENT

                              SUPPLEMENT NO. _____
                      (To Revolving Credit Loan Agreement)


         THIS SUPPLEMENT NO. _____, (the "Supplement') dated as of _______________, to the Revolving Credit Loan Agreement dated as of November 2, 1998 (the "Agreement"), among MPW Industrial Services Group, Inc. ("MPW Group"), Aquatech Environmental, Inc. and each other Subsidiary of MPW listed on Schedule I attached hereto or which has entered into a previous Supplement (collectively, the "Borrowers"), and Bank One, NA, as Agent (in such capacity, the "Agent"), for the Banks (as defined herein).

                             BACKGROUND INFORMATION

         A. Reference is made to the (i) Revolving Credit Loan Agreement dated as of November 2, 1998 (as the same may be amended, modified, supplemented, renewed, extended, restated or replaced from time to time, the "Agreement"), among the Borrowers, Bank One, NA ("Bank One"), National City Bank ("NCB", which, together with Bank One, the "Banks"), and the Agent; (ii) the Revolving Credit Loan Note dated as of November 2, 1998 (as the same may be amended, modified, supplemented, renewed, extended, restated or replaced from time to time, the "Bank One Note") in the amount of $45 million by the Borrowers payable to the order of Bank One; and (iii) the Revolving Credit Loan Note dated as of November 2, 1998 (as the same may be amended, modified, supplemented, renewed, extended, restated or replaced from time to time, the "NCB Note") in the amount of $30 million by the Borrowers payable to the order of NCB.

         B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

         C. The Borrowers have entered into the Agreement in order to induce the Banks to make Loans and Bank One to issue Standby L/Cs. Section 11.15 of the Agreement provides that additional Subsidiaries of the Borrowers shall become Borrowers under the Agreement, the Bank One Note, the NCB Note (such notes being referred to collectively as the "Notes") and the Standby L/C Applications by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the "New Borrower") is executing this Supplement in accordance with the requirements of the Agreement to become a Borrower under the Agreement, the Notes and the Standby L/C Applications in order to induce the Banks to make additional Loans and Bank One to issue additional Standy L/Cs and as consideration for Loans previously made and Standby L/Cs previously issued.

                                   PROVISIONS

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Agent and the New Borrower agree as follows:

         SECTION 1. In accordance with Section 11.15 of the Agreement, the New Borrower by its signature below becomes a Borrower under the Agreement, the Notes and the Standby L/C Applications with the same force and effect as if originally named therein as a Borrower and the New Borrower hereby (a) agrees to all the terms and provisions of the Agreement, the Notes and the Standby L/C Applications applicable to it as a Borrower thereunder, and (b) represents and warrants that the representations and warranties made by it as a Borrower thereunder are true and correct on and as of the date hereof. Each reference to a "Borrower" in the Agreement, the Notes and the Standby L/C Applications shall be deemed to include the New Borrower. The Agreement, the Notes and the Standby L/C Applications are hereby incorporated herein by reference.

         SECTION 2. The New Borrower represents and warrants to the Agent and the other Banks that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

         SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Borrower and the Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

         SECTION 4. Except as expressly supplemented hereby, the Agreement and the Notes shall remain in full force and effect.

         SECTION 5. This Supplement, or a photocopy hereof (which shall be as effective as a manually signed counterpart of this Supplement) shall be attached to each Note as an allonge.

         SECTION 6. This Supplement shall be governed by, and construed in accordance with, the laws of the State of Ohio.

         SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Agreement, the Notes and the Standby L/C Applications shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 11.4 of the Agreement.

         SECTION 9. The New Borrower agrees that upon the written demand of the Banks, the Agent or any party, whether made before or after the institution of any legal proceedings, but prior to the rendering of any judgment in that proceeding, all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from the Notes, the Agreement, any other Facility Document or otherwise, including without limitation contract disputes and tort claims, shall be resolved by binding arbitration pursuant to the Commercial Rules of the American Arbitration Association ("AAA"). Any arbitration proceeding held pursuant to this arbitration provision shall be conducted in the city nearest MPW Group's address having an AAA regional office, or at any other place selected by mutual agreement of the parties. This arbitration provision shall not limit the right of any party during any dispute, claim or controversy to seek, use, and employ ancillary, or preliminary rights and/or remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting, foreclosing upon or proceeding under forcible entry and detainer for possession of, any real or personal property, and any such action shall not be deemed an election of remedies. Such remedies include, without limitation, obtaining injunctive relief or a temporary restraining order, invoking a power of sale under any deed of trust or mortgage, obtaining a writ of attachment or imposition of a receivership, or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code or when applicable, a judgment by confession of judgment. Any disputes, claims or controversies concerning the lawfulness or reasonableness of an act, or exercise of any right or remedy concerning any property, including any claim to rescind, reform or otherwise modify any agreement relating to any property, shall also be arbitrated; provided, however that no arbitrator shall have the right or the power to enjoin or restrain any act of either party. Judgement upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing in this arbitration provision shall preclude either party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of any action for these purposes. The Federal Arbitration Act (Title 9 of the United States Code) shall apply to the construction, interpretation, and enforcement of this arbitration provision.

         SECTION 10. WAIVER OF JURY TRIAL. THE NEW BORROWER, THE AGENT AND THE BANKS (BY THEIR ACCEPTANCE HEREOF) HEREBY VOLUNTARILY,

KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THE NEW BORROWER, THE BANKS, THE AGENT AND THE BORROWERS ARISING OUT OF OR IN ANY WAY RELATED TO THE AGREEMENT, THE NOTES, ANY OTHER FACILITY DOCUMENT, OR ANY RELATIONSHIP BETWEEN THE NEW BORROWER, THE BANKS AND THE BORROWERS. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANKS TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER FACILITY DOCUMENTS.

         SECTION 11. The New Borrower agrees to reimburse the Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Agent.

         IN WITNESS WHEREOF, the New Borrower and the Agent have duly executed this Supplement to the Agreement as of the day and year first above written.

                                       [Name of New Borrower],


                                       By:
                                          --------------------------------------

                                       Name:
                                            ------------------------------------

                                       Title:
                                             -----------------------------------



                                       Bank One, NA, as Agent,


                                       By:
                                          --------------------------------------

                                       Name:
                                            ------------------------------------

                                       Title:
                                             -----------------------------------

                                   SCHEDULE I

                                  Subsidiaries


MPW Industrial Services, Inc.
MPW Industrial Services, Ltd.
MPW Management Services Corp.
Weston Engineering, Inc.
ESI International, Inc.
ESI-North Limited
MPW Container Management Corp.
Maintenance Concepts, Inc.
MPW Container Management Corp. of Michigan
Gauthier Enterprises, Inc.
Clean Room Management Services, Inc.

                                    EXHIBIT C

                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

                       ASSIGNMENT AND ASSUMPTION AGREEMENT


         THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Assignment"), dated as of ____________, ______, is made by and between ____________________ (the
"Assignor"), and _____________________ (the "Assignee").

                             BACKGROUND INFORMATION

         A. This Assignment relates to the Revolving Credit Loan Agreement dated as of November 2, 1998 (as the same may be amended, modified, supplemented, renewed, extended, restated or replaced from time to time, the "Agreement") among MPW Industrial Services Group, Inc. ("MPW Group"), Aquatech Environmental, Inc. and the other Borrowers party thereto, the Assignor and the other Banks party thereto, as Banks, and the Agent.

         B. As provided under the Agreement, the Assignor has a Commitment to make [Revolving Credit] [Standby L/C] to the Borrowers in an aggregate principal amount at any time outstanding not to exceed $_____________.

         C. [Revolving Credit Loans] [Standby L/Cs] made to the Borrowers by the Assignor under the Agreement in the aggregate principal amount of $______________ are outstanding at the date hereof.

         D. The Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Agreement in respect of a portion of its Commitment in respect of [Revolving Credit Loans] [Standby L/Cs] thereunder in an amount equal to $___________ (the "Assigned Amount"), together with a corresponding portion of its outstanding [Revolving Credit Loans] [Standby L/Cs], and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms.

                                   PROVISIONS

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

         SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement.

         SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the [Revolving Credit Loans] [Standby L/Cs] made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor and the

Assignee and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Agreement with a [Commitment] [Revolving Credit Loans] [Standby L/Cs] in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

         SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them. It is understood that facility fees accrued prior to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Agreement which is for the account of the other party, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shortly pay the same to such other party.

         SECTION 4. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrowers, or the validity and enforceability of the obligations of the Borrowers in respect of the Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrowers.

         SECTION 5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

         SECTION 6. Counterparts. This Assignment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         SECTION 7. Arbitration. The Assignor, the Assignee, the Banks, the Agent and the Borrowers agree that upon the written demand of any party, whether made before or after the institution of any legal proceedings, but prior to the rendering of any judgment in that proceeding, all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this Assignment, any Note, the Agreement, any other Facility Document or otherwise, including without limitation contract disputes and tort claims, shall be resolved by binding arbitration pursuant to the Commercial Rules of the American Arbitration Association ("AAA"). Any arbitration proceeding held pursuant to this arbitration provision shall be conducted in the city nearest the MPW Group's address having an AAA regional office, or at any other place selected by mutual agreement of the parties. This arbitration provision shall not limit the right of any party during any dispute, claim or controversy to seek, use, and employ ancillary, or preliminary rights and/or remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting, foreclosing upon or proceeding under forcible entry and detainer for possession of, any real or personal property, and any such action shall not be deemed an election of remedies. Such remedies include, without limitation, obtaining injunctive relief or a temporary restraining order, invoking a power of sale under any deed of trust or mortgage, obtaining a writ of attachment or imposition of a receivership, or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code or when applicable, a judgment by confession of judgment. Any disputes, claims or controversies concerning the lawfulness or reasonableness of an act, or exercise of any right or remedy concerning any property, including any claim to rescind, reform or otherwise modify any agreement relating to any property, shall also be arbitrated; provided, however that no arbitrator shall have the right or the power to enjoin or restrain any act of either party. Judgement upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing in this arbitration provision shall preclude either party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of any action for these purposes. The Federal Arbitration Act (Title 9 of the United States Code) shall apply to the construction, interpretation, and enforcement of this arbitration provision.

         SECTION 8. WAIVER OF JURY TRIAL. THE ASSIGNOR, THE ASSIGNEE, THE BORROWERS AND THE BANKS (BY THEIR ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THE ASSIGNOR, THE ASSIGNEE, THE BANKS, THE AGENT AND THE BORROWERS ARISING OUT OF OR IN ANY WAY RELATED TO THIS ASSIGNMENT, THE AGREEMENT, ANY NOTE, ANY OTHER FACILITY DOCUMENT, OR ANY RELATIONSHIP BETWEEN THE ASSIGNOR, THE ASSIGNEE, THE BANKS AND THE BORROWERS. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANKS TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER FACILITY DOCUMENTS.

         IN WITNESS WHEREOF, the parties have caused this Assignment to be executed and delivered by their duly authorized officers as of the date first above written.

[NAME OF ASSIGNOR]                      [NAME OF ASSIGNEE]

By:                                     By:
   -------------------------------         -------------------------------------
Name:                                   Name:
     -----------------------------           -----------------------------------
Title:                                  Title:
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